UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2007

Zone Mining Limited
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52086	98-0446135
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11526 Sorrento Valley Road #1A, San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 720-5034
Registrant's telephone number, including area code

111 Presidential Blvd., Suite 165, Bala Cynwyd, PA 19004
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this current report on Form 8-K and in other public statements by the Company and Company officers or directors includes or may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” or “believe” or the negative thereof or any variation thereon or similar terminology.

Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company's actual results, events or financial positions to differ materially from those included within the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, maintaining our relationship with Student Loan Xpress, Inc., our ability to identify, acquire, integrate and manage suitable additional operating companies, our ability to attract and retain an executive management team, changes in federal legislation pertaining to student loans, changes in prevailing interest rates, the cost and demand for college educations, the availability of capital resources, changes in the securities or capital markets, and other factors disclosed in this report under the caption “Risk Factors” in Part I of Item 2.1 of this report and our other filings with the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made, changes in internal estimates or expectations, or the occurrence of unanticipated events.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.01 regarding the employment agreement with Mr. Kincaid is incorporated herein by this reference.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 9, 2007, Zone Mining Limited (the "Company", "we" or "us") completed the purchase of all of the membership interests in Reliant Partners, LLC, a California limited liability company (“Reliant”), pursuant to the terms of a January 31, 2007 Purchase Agreement (the "Purchase Agreement") with Jason W. Kincaid, the sole member of Reliant. Upon the closing (the “Closing”) of the Purchase Agreement, Reliant became a wholly-owned subsidiary of the Company and now serves as our sole operating subsidiary. Reliant is a San Diego, California-based company engaged in the business of direct marketing and sales of federal consolidation loans. The primary assets of Reliant consist of cash, trade receivables, and certain property and equipment used in its call center.

In consideration for the purchase of all of the membership interests in Reliant, we issued 1,000,000 shares of common stock of the Company (the “Shares”) to the Jason W. Kincaid Trust, paid $100,000 to Mr. Kincaid, and are obligated to make the following additional payments to Mr. Kincaid: (i) within five days after the Closing, an amount equal to the revenue to be received by Reliant after the Closing with respect to completed loan applications generated by Reliant that were in process with Student Loan Xpress, Inc. at the time of the Closing for which payment had not been received as of the Closing and which were not accounted for as accounts receivable as of the Closing; (ii) within five days after the Closing, an amount equal to 60% of the revenue to be received by Reliant after the Closing with respect to completed loan applications generated by Reliant that were in process with Pacific Loan Processors, Inc. at the time of the Closing for which payment had not been received as of the Closing and which were not accounted for as accounts receivable as of the Closing; (iii) an amount equal to the value of Reliant’s accounts receivable as of the Closing payable within five days after the final determination of such amount in accordance with the Purchase Agreement; and (iv) $400,000 payable on or prior to the six month anniversary of the Closing. We expect that these payments will total approximately $2,200,000.

At the Closing, Reliant entered into an employment agreement with Mr. Kincaid to serve as an employee of Reliant for a term of one year at an annual base salary of $200,000 which may be renewed for additional one year periods. The agreement provides for Mr. Kincaid to be employed on an at-will basis, however in the event that Mr. Kincaid is terminated without cause, Reliant is required to pay to Mr. Kincaid an amount equal to his base salary due for the remainder of the employment term and provide benefits for the remainder of the term. The agreement contains standard and customary confidentiality and work made for hire provisions as well as a non-solicitation of employee provision that prohibits Mr. Kincaid from soliciting any employee or independent contractor of Reliant or the Company to sever their relationship with the Company during the term of his employment and for a period of one year thereafter. The agreement also prohibits Mr. Kincaid during the term of employment and thereafter, from using any trade secret of Reliant for the purpose of competing with Reliant or the Company or of soliciting any customer, supplier, or other person doing business with Reliant or the Company to reduce or terminate such relationship.

Prior to entering into the Purchase Agreement, Mr. Kincaid was the beneficial owner of 1,150,000 shares of our common stock. Other than the foregoing, there was no relationship between or among us or any of our affiliates, directors, officers, or any associate of any of our directors or officers, on the one hand, and Reliant or Kincaid on the other. The value of the consideration to purchase Reliant was based on the closing date balance sheet of Reliant and our analysis of Reliant’s future potential cash flow. The number of Shares issued was based on a per share value of $1.00, the price we are currently offering our shares to a limited number of accredited investors in a private offering.

Information Required Pursuant To Form 10-SB

Prior to the acquisition of Reliant, we were a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Item 2.01(f) of Form 8-K, we are required to include in this report the information that we would be required to provide if we were filing a general form for registration of securities on Form 10-SB. This information is set forth below in this Item 2.01 and is organized in accordance with the Items set forth in Form 10-SB.

PART I

ITEM 1. DESCRIPTION OF BUSINESS.

Unless otherwise indicated or the context otherwise requires, all references to the “Company,” “we,” “us” or “our” and similar terms refer to Zone Mining Limited and our subsidiaries, including Reliant.

Business Development

We were formed in January 2005 under the laws of State of Nevada for the purpose of engaging in the acquisition, exploration and development of resource properties. We completed an initial public offering of our common stock in October, 2005 raising gross proceeds of $50,000. Having been unable to execute our business plan, we exited this business in August, 2006. As a result, we became a shell company under applicable rules of the Securities Exchange Commission (the “SEC”) promulgated under the Exchange Act.

Since August 2006, our business has consisted solely of identifying a suitable operating company to acquire and complying with our reporting obligations under federal securities laws. In September 2006, we entered into a merger agreement to acquire a provider of on-line remarketing services to managers of automotive fleets. In October 2006, we terminated the merger agreement and continued the process of identifying a suitable operating company to acquire. On January 31, 2007, we entered into the Purchase Agreement and on February 9, 2007, we completed the acquisition of Reliant Partners, LLC, a limited liability company organized under the laws of California. Reliant provides direct marketing and sales of federal consolidation and student loan applications and is currently our sole operating subsidiary.

Overview

Our business plan is to become a leading outsourced marketing and customer acquisition services company. Through strategic acquisition and organic development, we intend to build a direct marketing company focused on student loans. Our initial strategy is to build or acquire a sales and marketing infrastructure and acquire additional businesses over time to expand into new marketing channels and increase customer penetration.

We accomplished the first step in our strategy by acquiring Reliant, which serves as a third party marketing and customer acquisition vehicle for Student Loan Xpress, Inc. (“SLX”), a subsidiary of CIT Group Inc. Since its inception in 2001, Reliant has used direct mail marketing to initiate applications for new consolidation loans to parents and students who have one or more consolidation-eligible student loans under the Federal Family Education Loan Program, which we will refer to as “FFELP,” and other FFELP Loans, including Subsidized Stafford Loans. For this service, Reliant receives a marketing fee from SLX for each completed application which is ready for disbursement by SLX. These fees are Reliant’s primary source of revenue.

The low interest rate environment during the last several years has encouraged many borrowers to consolidate their variable rate student loans into one loan with a low fixed interest rate. Since Reliant began its student loan operations in November 2001, it has addressed this demand by marketing SLX’s consolidation loan product. Reliant has developed important relationships in the student loan industry and has extensive experience in both marketing loans directly to potential borrowers, and in processing loan applications.

SLX is a specialty finance company principally engaged in providing student loan products, services and solutions to students, parents, schools and alumni associations. Its business is focused on originating and purchasing guaranteed student loans made under FFELP, which includes consolidation loans, Stafford loans, and parent loans for undergraduate students, which we will refer to as “PLUS.” SLX also offers and purchases alternative supplemental education loans that may be guaranteed by a third party guarantor.

Our growth strategy relies upon a number of factors, including our ability to efficiently transition to a new management team for the Reliant business, maintain historic sales levels, to generate organic growth of loan consolidations and other student loans, including private education loans, to develop additional marketing channels, and to identify, acquire and integrate additional acquisition targets into our operations. There are a variety of risks associated with our strategy to build and manage a service organization to support providers of student loans and federal consolidation loans, including our ability to identify, acquire and profitably manage additional businesses, the intense competition in our industry, and vulnerability to changes in federal legislation pertaining to student loans. A more comprehensive discussion of certain of the material risks associated with our new business is set below in this Item 1 under the caption “Risk Factors”.

Industry Overview

The high cost of post-secondary education has resulted in students and parents carrying increasingly high levels of indebtedness and burdensome monthly payments upon graduation. The Higher Education Act of 1965 created FFELP which provides a convenient, low-cost source of capital for families to finance college. FFELP, the single largest source of college financial assistance in the United States, is a public-private partnership where lenders make guaranteed student loans to students and parents in coordination with school financial aid offices. FFELP loans offer below-market interest rates and favorable repayment terms to students who attend eligible institutions on at least a half-time basis, without regard to the student’s credit worthiness. According to the United States Department of Education, “PB 2007 Loan Volume, Current Services: Gross Commitment by Award Year: Federal Family Education Loans”, during the 2005-2006 academic year $52.5 billion of new FFELP loans, excluding consolidation loans, were made to eligible borrowers. Loans made under FFELP include:

•
Consolidation Loans. Consolidation loans have terms of up to 30 years and allow student and parent borrowers to simplify repayment by combining different types of federal loans from different lenders with various repayment schedules into one loan. The primary benefits of consolidation in today’s market are locking in a low fixed interest rate and simplifying repayment by creating a single loan with one holder and one monthly payment. According to the United States Department of Education, which we will refer to as DOE, during the 2005-06 academic year, $57 billion in consolidation loans were made, compared to $44 billion in 2004-05, and $36.7 billion in 2003-04;

•
Subsidized Stafford Loans. Subsidized Stafford loans have terms of up to 10 years after the borrower leaves school and are awarded to students on the basis of financial need. The loans are referred to as “subsidized” because the federal government pays the interest that accrues while students are enrolled, for a six month grace period after they leave school, and during certain authorized deferment periods. According to the DOE, during 2005-06, $22.2 billion of FFELP Subsidized Stafford Loan volume was awarded to 4.8 million borrows through 6 million loans;

•
Unsubsidized Stafford Loans. Unsubsidized Stafford loans have terms of up to 10 years after the borrower leaves school and are available to all students regardless of financial need. These loans offer the same low interest rate and six-month grace period as Stafford subsidized loans, but interest on these loans accrues while students are in school, grace or deferment. Students may opt to make interest payments during those periods, or they may choose to have the interest capitalized so that they pay it when the loan is in repayment status. According to the DOE, during 2005-06, $23.0 billion of FFELP unsubsidized Stafford loan volume was awarded to 3.9 million borrows through 5 million loans; and

•
PLUS Loans. Plus loans have terms of up to 10 years and allow parents of dependent undergraduate students to borrow an amount equal to up to the total cost of attendance less financial aid received from other sources, at a low interest rate. Since July 1, 2006, graduate and professional students have also been permitted to take out PLUS loans. Unlike student borrowers, parents must pass a credit test to borrow under the PLUS program.

Payment of principal and interest on all FFELP student loans originated are 97% to 100% guaranteed by guaranty agencies against default by the borrower as to principal and interest. Guaranty agencies are, in turn, reinsured for up to 95% of their guarantee payments by the federal government.

Reauthorization and Proposed Regulatory Changes. The Higher Education Act which created FFELP in 1965, is subject to comprehensive reauthorization every five years. The Higher Education Act, which we will refer to as HEA, expired on September 30, 2004, but several extensions have been enacted, allowing for uninterrupted administration of the HEA programs. The “Second Higher Education Act of 2006” extends HEA temporarily through June 30, 2007. The “Deficit Reduction Act of 2005” included many of the student loan provisions of HEA. However, Congress is expected to resume consideration of reauthorization of HEA in 2007. Changes included in the new law were authorizing PLUS loans for graduate and professional students, increases in loan limits, and a phase out of borrower origination fees. In January 2007, the United States House of Representatives passed the College Student Relief Act of 2007 which seeks to reduce the maximum interest rates on federally-subsidized student loans from the current 6.8% to 3.4% by 2011.

Industry Growth. Demand for student loans is highly correlated to growth in the cost of and demand for college education, both of which have increased substantially in recent years. The College Board’s 2006 “Trends in College Pricing” confirms the widespread perception that college prices are rising much more rapidly than the prices of other goods and services. According to that report, inflation-adjusted average tuition and fees for in-state students at public four-year colleges has increased 35% since 2001-02, the largest for any five-year period over the 30 years tracked by the report. Based on DOE reports, total college enrollment in 2004 reached a new record of approximately 17.3 million students. Projections from the National Center for Education Statistics indicate that school enrollment will continue to reach record levels over the next nine years. Specifically, from 2005 to 2015, total post-secondary enrollment is projected to increase by a total of 14% to 19.9 million students in 2015.

Business Strategy

Our primary objective is to provide customer acquisition, screening, and processing services utilizing direct marketing to SLX during our exclusivity period with them which expires June 30, 2007. Thereafter, we intend to provide similar services to other providers of federally guaranteed student and consolidation loans. We plan to achieve this goal through maintaining our current services which will serve as our baseline of operations. In the near term, we will seek to increase our share of student loan consolidations through aggressive marketing, optimized call center operations, and streamlined electronic document distribution. Thereafter, we intend to grow our business both organically through new marketing channels as well as through additional synergistic acquisitions in the student loan industry.

We believe we can successfully implement our growth strategy due to the following:

•	Our CEO’s ability to build a management team with significant experience marketing student loan products and managing call center operations;

•	Our positive and collaborative history with Student Loan Xpress;

•
Our strategy of centralizing call center operations and optimizing best practices across several similar student loan marketing companies to create operational efficiencies superior to what could be achieved by each business alone; and

•	Our existing relationships and initial discussions with leading companies across the student loan industry.

Our Growth Strategy. We believe there are several attractive student loan direct marketing and processing companies that will consider forming strong relationships or combinations with us due to our management’s extensive operating history and past success. We believe these companies will add value to our relationship with SLX which we believe will allow us to acquire more loan consolidation candidates and to process those student’s applications more efficiently than we could alone. We intend to establish new relationships quickly and to aggressively grow them within the student loan industry. Initially, we intend to enter into new relationships where our management team possesses strong relationships or where it believes a target has significant opportunities for growth or proprietary processes that will improve our aggregate performance. Our initial focus will continue to be student loan consolidation with focused marketing efforts spanning all states.

Our Operations Strategy. A key component of our operations strategy is to leverage our existing sales and marketing infrastructure. This infrastructure includes a trained sales force that has sold multiple student loan products in the past, existing relationships with advertising partners, and established fixed assets, including telephone and IT infrastructure.

Our sales force will be cross trained to support any additional products newly acquired or partner companies introduced to our platform. This may help reduce down time as well as provide exposure to sub-markets with strong possibilities for growth. The ramp up period for a new sales person to learn the consolidation product ranges significantly but historically is approximately five to six weeks. It is expected that an equal period of time would be required for the sales team to become proficient at selling any additional federal student loan products introduced to the platform.

Current Operations

We operate a direct to consumer marketing platform. As a result, our primary points of operational differentiations are effective and original direct mail campaigns and well managed call centers. We currently operate an inbound call center consisting of approximately ten customer service agents and 14 sales agents. We believe that this provides us with a solid foundation for expanding our student loan marketing and telephone sales operations.

Mailing campaigns run on five-week intervals with new content being developed for each campaign. Messages are tailored to seasonal concerns and current economic conditions. Marketing materials are developed internally by our senior staff after soliciting advice on current conditions and concerns from the sales team. Physical production and distribution are outsourced to a local third party vendor.

Prospective applicants are directed to call campaign-unique toll free numbers and are routed to one of our trained salespersons. Salespeople follow distinct predetermined scripts to obtain the necessary information required to determine whether the individual is a candidate for loan consolidation by referencing that person’s information in the National Student Loan Data System. If the applicant is verified as eligible, the application data is processed by our customer service department. A pre-completed application is then sent to the applicant who reviews, signs, and returns the application. The completed application is then forwarded to a loan processing company that further checks the eligibility of the student before we forward the application to SLX for funding.

Upon SLX’s receipt of a fully completed application from us for a federal consolidation loan or a FFELP Loan which is to be guaranteed and funded, SLX pays a fee to us. As of the date of this report, the foregoing represents our sole source of revenue.

Records of all respondents are referenced against the original campaign mailing list database to populate and maintain historical customer records. Customers are derived from across the United States.

We believe candidate selection for the call center operation is essential to maintaining our standard of operation. Therefore, we use a standardized recruiting and selection process to screen candidates. As we believe effective interaction with prospective customers is one of the cornerstones of our success, new customer service and sales representatives participate in a five to six week training program before interacting with customers. New salespeople listen to live phone calls conducted by more experienced representatives, conduct mock calls, and then conduct supervised live calls. Because of the highly complicated nature of our federally regulated market, extensive training is required for mastery of the subject.

Upon acquiring Reliant, we gained the scale and position as a leading distribution partner of SLX’s consolidation loan product. We expect to utilize the purchased fixed assets of Reliant including all servers, computers, and telephone systems, which are the basis of its call center operations, in order to further strengthen our existing relationship with SLX and expand our business to include other loan products offered by SLX.

Marketing

We market consolidation loans directly to consumers through targeted personalized mailings. These mailings are directed at age appropriate holders of Federal student loans. We have established relationships with direct mail production companies as well as list database providers. In the future, we may expand our marketing efforts to include greater direct mail distribution, internet advertising and contact, as well as outbound calling. We expect to continue to allocate marketing expenditures across the United States proportionately to market opportunities in various geographies. Marketing effectiveness and acquisition costs will be measured to determine campaign performance as well as geographical and demographic trends.

Competition and Business Conditions

The market for customer acquisitions is directly impacted by the competitive positioning of other marketing companies and our individual performance and efficiency. As of the date of this report, SLX is the sole purchaser of our products. The loan benefits offered by SLX to consumers as compared to those offered by its competitors has been and will continue to be instrumental to our success as it defines our addressable market. The efficiency of our operations and our ability to deliver well qualified applicants to SLX relative to other marketing companies or SLX’s internal sales force, has and will continue to determine our attractiveness as a continued marketing partner for SLX and any additional partner organizations we may approach in the future.

Student Loan Provider Competition. In the FFELP market, SLX faces significant competition from numerous competitors, including SLM Corporation, the parent company of Sallie Mae. SLM Corporation’s subsidiaries collectively service nearly one-half of all outstanding FFELP loans and constitute the largest holder of student loans, with a managed portfolio of approximately $142 billion as of January 2006. Another major competitor is Citibank, through its 80% owned subsidiary Student Loan Corporation, which originates, holds and services federally sponsored student loans under FFELP and also holds student loans that are not insured under FFELP. Through a series of acquisitions and mergers, Nelnet, Inc. has substantially expanded its presence in the student loan business as an originator, holder and servicer of student loans. They offer a range of financial services and technology-based products, including student loan origination, consolidation and lending, holding, student loan and guarantee servicing, and a suite of internet-based software solutions. Nelnet had $22.9 billion in net student loan assets as of September 30, 2006. Other major holders of student loans include Bank of America and Wells Fargo, each with 4% market share.

The market for consolidation loans has historically not been as competitive as the market for other guaranteed loans, primarily because many market participants are not long-term holders of student loans. Additionally, those lenders who are long-term holders of loans in repayment have traditionally avoided the consolidation market because consolidation is less attractive than holding their existing loans without consolidation. In general, consolidation loans earn a lower yield than the FFELP Stafford Loans they replace.

However, many of these banks and secondary market holders entered the consolidation market in the low interest rate environment of the last few years in defense of their loan portfolio. They consolidate loans for borrowers in their portfolio who ask for consolidation and extended repayment. As interest rates have stayed low relative to historic rates, and the market for consolidation loans has increased, new companies have entered the business of directly marketing to consumers who are eligible for consolidation of their student loans. Since 2001, Collegiate Funding Services, or CFS, a division of Chase, has been able to market consolidation loans to DOE Loan Program borrowers. CFS continues to be one of the largest competitors in the consolidation loan market. Chase originated over $7 billion in education loans in 2005. Since 2002, Sallie Mae has actively marketed consolidation loans through Internet and direct mail campaigns and, as a result of its substantial market presence, has quickly become the leading originator in the consolidation marketplace. SLX also faces competition from the Federal Direct Loan Program, which we will refer to as “FDLP”. Under FDLP, the DOE makes loans directly to student borrowers through the educational institutions they attend. In 2005, FDLP had 23% market share of the federally sponsored student loan market down from its peak market share of 34% in 1997. The volume of student loans made under FFELP and available for us or SLX to originate may, be reduced to the extent loans are made to students under FDLP.

Competition for Consolidation Loan Originations. SLX markets directly to its ultimate customers. SLX also works with several third parties, such as us, and leverages its marketing platforms to access its established and growing customer bases. SLX partners with these entities by creating and managing marketing campaigns geared towards their existing and targeted customers. SLX then purchases the resulting completed loan applications. We believe that SLX maintains a number of such relationships.

As a marketing and customer acquisition service provider, we believe the most important competitive factors in our industry are: cost of acquisition, customer quality, and adaptability. We believe our competitive advantages are (i) our professional management; (ii) our experience and skill in direct mail; and (iii) our experienced and adaptable sales staff.

James G. Clark, our chief executive officer, has substantial operational experience in managing student loan marketing and call center operations, including telecommunications infrastructure development, incentive compensation design, and automation of customer processing. Mr. Clark intends to build a management team with similar industry experience who have developed market-leading organizations in our industry and have established relationships with companies in the student loan acquisition and processing market. We believe this management team will be able to achieve operational efficiencies, and, therefore a lower cost of customer acquisition, than that of our competitors. As of the date of this report, we have not retained any such managers.

We also believe our experience in direct mail will allow us to continue to achieve strong response rates to our direct marketing initiatives. Despite fluctuating interest rates and a frequently changing legislative environment, we have been able to maintain a fresh message to graduating students and have continued to increase the volume of loans we generate. Short campaign lengths and honest feedback from salespeople allows our management to be responsive, open, and adaptive to changing market dynamics, seasonal shifts, and cyclical fluctuations.

Our sales staff has successfully sold consolidation loans and is extremely knowledgeable about federal legislation and differential borrower benefits depending on various circumstances. In turn, understanding the consolidation process requires our salespeople to understand the underlying federal loans that will be consolidated, making it possible to layer on other federal loan products in the future.

Dependence on One Customer

As of the date of this report, the only products we distribute are SLX consolidation loans and FFELP Stafford and PLUS loans. We currently derive 100% of our revenue from SLX. Unless extended, our agreement with SLX expires on June 30, 2007 and requires that we exclusively market FFELP Stafford and PLUS loans and consolidation loans offered by SLX. We can not assure you that this agreement will be extended. For the foreseeable future, we are dependent on maintaining our relationship with SLX to maintain our current level of operations.

Government Regulation

As an agent of SLX, we are subject to regulation under the Higher Education Act of 1965. Eligibility for FFELP consolidation is dependent on regulatory requirements such as status (must be in grace period or repayment period for all loans to be consolidated) and loan type (can only consolidate FFELP loans such as Stafford and Plus loans).

Additionally, SLX’s participation as a FFELP loan provider, upon which we are dependent, requires it to meet several loan administration requirements under FFELP. FFELP loans that are not administered in accordance with DOE regulations risk loss of their guarantee and subsidies, in full or in part. Regulations also authorize the DOE and guaranty agencies to limit, suspend or terminate SLX’ participation in FFELP, as well as authorize the DOE to impose civil penalties, if SLX violates certain program regulations. SLX engages independent third parties to conduct compliance reviews, as required by the DOE, with respect to their student loan portfolio.

School eligibility requirements, including default rate limits, have been implemented by the DOE. In order to maintain eligibility in the FFELP, schools must maintain default rates below specified levels.

As discussed above under the caption “Industry Overview - Industry Growth”, the Higher Education Act which created FFELP in 1965, is subject to comprehensive reauthorization every five years. Congress is expected to resume consideration of reauthorization of HEA in 2007. Changes included in the new law were authorizing PLUS loans for graduate and professional students, increases in loan limits, and a phase out of borrower origination fees. More recently, in January 2007 the United States House of Representatives passed the College Student Relief Act of 2007 which seeks to reduce the maximum interest rates on federally-subsidized student loans from the current 6.8% to 3.4% by 2011.

We are subject to federal, state, and local environmental laws and regulations. These include laws regulating air emissions, water discharge and waste management or otherwise for the protection of the environment. Although current operation have not been significantly affected by compliance with these environmental laws, we cannot predict what impact future environmental regulations may have on our business. We do not anticipate making any material capital expenditures for environmental control purposes.

Employees

As of the date of this report, we have approximately 23 employees of which one is part-time. None of these employees are represented by labor unions. We believe that our employee relations are good.

RISKS FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this Current Report on Form 8-K and our other filings with the SEC before purchasing our common stock. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company and our industry. In addition to these risks, our business may be subject to risks currently unknown to us. If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our common stock may decline and you may lose all or part of your investment.

Risks Associated With Our Business

We recently entered into a new business and may not be successful in executing our business plan.

We have recently discontinued our former business model involving the exploration of resource properties and adopted a new model involving the marketing and processing of student loans. We have only recently completed our platform acquisition under our new business model. As a result, we have a very limited operating history under our current business model. Even though we are being managed by a senior executive with significant experience in the industry, our limited operating history makes it difficult to predict the long-term success of our business model.

Based on our recurring losses during our development stage and inability to implement our business plan, our auditors have included an explanatory paragraph in their opinion as to the substantial doubt about our ability to continue as a going concern.

We are a development stage company and since inception, have incurred losses from development stage activities to date, and are in need of additional capital. As a result of these factors, our independent auditors have included an explanatory paragraph in their opinion on our financial statements for the year ended March 31, 2006 as to the substantial doubt about our ability to continue as a going concern. As such, we may be required to cease operations and you could lose your entire investment. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern.

SLX is not obligated to continue its relationship with us. The termination of this relationship would have a material adverse effect on our revenues and earnings.

Our agreement with SLX expires June 30, 2007 and requires that we exclusively market FFELP loans and consolidation loans offered by SLX. We currently derive 100% of our revenue from our agreement with SLX and either party may cancel the contract for cause upon 30 day’s notice. Cancellation or expiration of this agreement would have a material adverse effect on our financial condition and results of operation. In addition, SLX loan production may slow as interest rates rise or as the market for consolidation loans becomes more competitive. As such, we may not achieve the same level of revenues from the SLX business we have in the past. Since we are substantially dependent on SLX to generate revenue, any material decrease in its business would have a material adverse impact on our operations.

We may not be successful in managing the Reliant business which would have a material adverse effect on our revenues and earnings.

We have a very limited operating history and complications may occur in transitioning the platform Reliant business to new management. There is no guarantee that the employees of Reliant who market and sell consolidation loans can adequately transition to the marketing and sale of other student loan products. In addition, because a different executive management team will be put into place for the Reliant business, there may be difficulties in retaining relationships with key subcontractors, employees, and leaseholders the loss of which could have a material adverse effect on our operations.

We are dependent on our chief executive officer and the loss of his services or our inability to attract and retain an experienced executive management team may prevent us from successfully executing our business plan.

For the foreseeable future our success will depend largely on the services of our chief executive officer James Clark because of his industry knowledge, marketing skills and relationships with major vendors. We are dependent on Mr. Clark to both manage our current operations and attract and retain an executive management team with substantial industry experience. We do not maintain key person life insurance policies on Mr. Clark. The loss of Mr. Clark or our inability to build an effective executive management team could seriously harm our business, financial condition or results of operations and our ability to execute our business plan

Our marketing costs could materially increase which could have a material adverse effect on our earnings.

We incur marketing costs relating to generating federal consolidation and student loan applications. For instance, our direct marketing costs may materially increase or the cost of obtaining mailing lists may significantly increase as the market for consolidation loans becomes even more competitive. Any increase in our marketing costs without an offsetting increase in either the number of completed applications generated or our revenues per completed application could have a material adverse impact on our earnings.

SLX may not keep pace with industry developments which could result in our inability to service our customers and have a material adverse effect on our revenues and earnings.

In the consolidation loan industry, interest rates charged to borrowers and repayment options are regulated and standardized. Therefore, lenders compete on borrower benefits such as rate reductions tied to automatic payment. Since we currently derive 100% of our income from SLX, we are vulnerable to SLX’s handling of competitive developments in this regard. Should SLX not properly identify borrower benefits and become less attractive than other consolidation loan providers, we may be unable to market SLX’s student loan products.

Failures in our information technology system could disrupt our business.

Our operating processes are highly dependent upon our information technology system infrastructure, and we face the risk of business disruption if failures in our information systems occur. Such a disruption could have an impact upon our business and operations. A major physical disaster or other calamity that causes significant damage to our offices or our systems would adversely affect our business.

We may use a significant amount of our capital to finance the purchase of additional student loan service companies which could strain our cash resources and dilute the ownership interest of our existing stockholders.

An integral part of our business plan is to identify and acquire additional federal consolidation loan service providers. We expect that in order to complete the purchase of such companies, purchase agreements will likely include any or all of the following: a certain amount paid at closing, stock distributions paid at closing, and a balance paid over a number of years in the form of equity or cash earn-out installments payable based upon the future earnings of the acquired business. In order to acquire additional student loan service companies and to fund earn-out installments if they become due, we expect that we will be required to make significant equity and cash distributions in the future. This could result in a strain on our cash resources and dilute the ownership interests of our existing stockholders.

We may need to raise additional funds in the future to fund our acquisition strategy. If such funds are not available we may have to delay or forego potential acquisitions.

We expect we will have to raise additional capital in the future to help fund our operations and acquisition strategy or to fund unforeseen capital requirements or other events and uncertainties. If we cannot raise funds on acceptable terms, we may not be able to acquire additional student loan servicing companies, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may cause us to delay or forego potential acquisition even if they may be profitable to our future operations.

We are not obligated to follow any particular criteria for evaluating new acquisition targets.

Even though we expect to develop general guidelines for determining whether a potential target’s products are attractive for a combination, we are not obligated to follow any particular operating, financial, geographic, or other criteria in evaluating candidates for potential relationships. We will target companies which we believe will provide the best potential long-term financial return for our stockholders and we will determine the terms of the relationship accordingly. Our stockholders will not have the opportunity to evaluate the relevant economic, financial, and other information that our management team will use and consider in deciding whether to pursue an opportunity or not.

There is a scarcity of and competition for student loan companies.

There are a limited number of companies that market, process, and fund student loans such as SLX. In addition, there is a competition among direct marketing companies to establish relationships with such companies. There is no guarantee that we will secure any additional relationships in the future or that we will be able to renew our existing relationship with SLX when its term expires. Additionally, it may prove more difficult than anticipated to utilize the existing sales and marketing platform for other companies’ products. Our sales team may find particular products more difficult than others to sell and may not be successful in replicating their volumes with any of our future partners. We may find it more difficult than anticipated to integrate additional companies into one corporate structure.

Our acquisition and strategic alliance strategies include numerous risks, including identifying acquisition candidates, execution risks, significant acquisition costs, the management of a larger enterprise, and the diversion of management’s attention that could cause our overall business operations to suffer.

We may seek to acquire companies that complement our business. Our inability to complete acquisitions and successfully integrate acquired companies may render us less competitive. We may evaluate acquisitions at any time. We cannot assure you that we will be able to identify acquisition candidates and complete acquisitions on commercially reasonable terms or at all. If we make acquisitions, we also cannot be sure that any benefits anticipated from the acquisitions will actually be realized. Additionally, we cannot be sure that we will be able to obtain financing for acquisitions.

The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial, operational and managerial resources that would otherwise be available for the ongoing development or expansion of our existing business. The integration of acquired businesses may also lead to the loss of key employees of the acquired companies and diversion of management’s attention from ongoing business concerns. To the extent that we have miscalculated our ability to integrate and operate the business to be acquired, we may have difficulty in achieving our operating and strategic objectives. The diversion of management attention may affect our results of operations. Future acquisitions could result in the incurrence of debt and related interest expense, contingent liabilities and accelerated amortization expenses related to acquisition premiums paid, which could have a materially adverse effect on our financial condition, operating results and cash flow.

Risks Associated with our Industry

Decreased demand for consolidation loans could have an adverse impact on our business.

The low interest rate environment during the last several years has encouraged many borrowers to consolidate their student loans into one loan with a lower interest rate. At present, Reliant only markets Federal consolidation loans and other student loans. Demand for consolidation loans could decrease in future years due to higher interest rates, a diminished pool of potential borrowers eligible to consolidate their loans or regulatory changes, such as an extension of the term of Stafford loans. A significant decrease in demand for consolidation loans would have a material adverse effect upon our business.

Competition from the Department of Education as a result of the Federal Direct Loan Program and from other lenders may adversely impact our business.

In 1992, Congress created the William D. Ford Federal Direct Loan Program, or FDLP. Under FDLP, the DOE makes loans directly to student borrowers attending schools that choose to participate in that program. The volume of student loans made under FFELP and available for us may be reduced to the extent loans are made to students under FDLP. In addition, if FDLP expands, SLX may be included on fewer preferred lender-lists, which could result in a decreased volume of loan originations. This could adversely affect our earnings. Reductions in our loan volume could further jeopardize our relationship with SLX.

In the FFELP market, SLX faces significant competition from numerous competitors, including SLM Corporation, the parent company of Sallie Mae. SLM Corporation’s subsidiaries collectively service nearly one-half of all outstanding FFELP loans and constitute the largest holder of student loans, with a managed portfolio of approximately $142 billion as of January 2006. Another major competitor is Citibank through is 80% owned subsidiary Student Loan Corporation, which originates, holds and services federally sponsored student loans under FFELP and also holds student loans that are not insured under FFELP. Through a series of acquisitions and mergers, Nelnet, Inc. has substantially expanded its presence in the student loan business as an originator, holder and servicer of student loans. They offer a range of financial services and technology-based products, including student loan origination, consolidation and lending, holding, student loan and guarantee servicing, and a suite of internet-based software solutions. Nelnet had $22.9 billion in net student loan assets as of September 30, 2006. Other major holders of student loans include Bank of America and Wells Fargo, each with 4% market share. Some of these competitors are much larger than SLX or Reliant, have better name recognition than we do and have greater financial and other resources than we do. In addition, several of our competitors have large market capitalizations or cash reserves and are better positioned to acquire companies we may be interested in acquiring. Finally, many of our competitors are regulated financial institutions whose deposits are federally insured. Consequently, such competitors may have more flexibility to address the risks inherent in the student loan business.

Proposed Federal legislation to reduce the maximum interest rates on federally guaranteed student loans could have a material adverse effect on our business by reducing the demand for consolidation loans and the profitability of writing and servicing student loans.

In January 2007, the United States House of Representatives passed the College Student Relief Act of 2007. The proposed legislation seeks to reduce the maximum interest rates on federally-subsidized student loans from the current 6.8% by reducing the maximum rate each year commencing July 1, 2007 until the maximum rate is reduced to 3.4% in 2011. The proposed legislation will pay for the reduced interest rates by reducing insurance and agency collection fees and increasing the annual fee on federal consolidation loans. The reduced interest rates could reduce the profitability of writing and servicing federally-subsidized student loans which could lead to a reduction in the fees paid to companies for marketing and originating student loans. Lower interest rates on new student loans and an increase of the annual fee on consolidation loans could reduce the demand for federal consolidation loans, including those offered by SLX, which in turn would reduce the demand for services such as ours in marketing and originating federal consolidation loans. Approval of the pending legislation could have a material adverse effect on our revenues and profitability.

We face strong competition in the FFELP business. If competitive trends intensify, we could face margin pressure if SLX renegotiates our compensation in light of its changing economics.

Because we earn our revenues from federally insured loans under a federally sponsored loan program, we are subject to political and regulatory risk. As part of the HEA, the student loan program is periodically amended and must be “reauthorized” every six years. Past legislative changes included reduced loan yields paid to lenders (1993 and 1998), increased fees paid by lenders (1993), decreased level of the government guaranty (1993) and reduced fees to guarantors and collectors, among others. On February 8, 2006, the President signed the Reauthorization Legislation. The Reauthorization Legislation contains a number of provisions that over time will reduce lenders’ earnings on FFELP student loans. Some of this margin erosion may be passed on to Reliant through contract renegotiations and decreased compensation. In addition, there can be no assurances that future reauthorizations and other political developments will not result in changes that have a materially adverse impact on the Company.

We face intense competition in the student loan consolidation space.

SLX partners with multiple organizations to obtain new customers. Some of these organizations may have more experience with SLX or student loan marketing than we do. These organizations may possess significantly stronger financial, technical and marketing expertise than we do. In addition, the student loan marketing business is a rapidly growing market, significant competition exists, and there are low barriers to entry. Since we are currently transitioning management, we expect to face many of the same risks that start up companies experience.

Our business is subject to a number of risks, uncertainties and conditions, some of which are not within our control, including general economic conditions, and adverse changes in the laws and regulations that govern our businesses.

Our business is subject to a number of risks, uncertainties and conditions, some of which we cannot control. For example, if the U.S. economy were to sustain a prolonged economic downturn, interest rates increase substantially, or adverse changes in federal regulation pertaining to student loans occur, our business could be adversely affected.

Risks Related to Our Stock

There is no active trading market for our common stock.

There is no active trading market for our common stock. Our common stock is not eligible for trading on any national or regional securities exchange or the Nasdaq Stock Market. Our common stock is eligible for trading on the OTC Bulletin Board. This market tends to be substantially less liquid than national and regional securities exchanges or the Nasdaq Stock Market. To date, there has been very limited trading of our common stock. We cannot provide you with any assurance that an active trading market for our common stock will develop, or if such a market develops, that it will be sustained.

Applicable SEC Rules governing the trading of “penny stocks” limits the trading and liquidity of our common stock which may affect the trading price of our common stock.

Our common stock is currently eligible for trading on the OTC Bulletin Board. To the extent our common stock trades below $5.00 per share, our common stock will be considered a “penny stock” and will be subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure document explaining the penny stock market and the associated risks. Under these regulations, brokers who recommend penny stocks to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

We intend to raise additional capital in the future, and such additional capital may be dilutive to stockholders or impose operational restrictions.

We intend to raise additional capital in the future to help fund our operations and acquisition strategy  through sales of shares of our common stock, securities convertible into shares of our common stock, or issuances of debt. Additional convertible debt or equity financing may be dilutive to our stockholders and debt financing, if available, may involve restrictive covenants that may limit our operating flexibility. If additional capital is raised through the issuance of shares of our common stock or securities convertible into shares of our common stock, the percentage ownership of our stockholders will be reduced. These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.

If our executive officers, directors and principal stockholders choose to act together, they may be able to control our management and operations, which may prevent us from taking actions that may be favorable to you.

Our executive officers, directors and principal stockholders, beneficially own approximately 65% of our outstanding common stock. These stockholders, acting together, have the ability to exert substantial influence over any matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, they could dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control of us or impeding a merger or consolidation, takeover or other business combination that could be favorable to you.

The trading price of our common stock is likely to be highly volatile.

The trading price of our shares may from time to time fluctuate widely. The trading price may be affected by a number of factors including events described in the risk factors set forth in this report as well as our operating results, financial condition, announcements regarding our business, general economic conditions and other events or factors. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the price of many small capitalization companies and that often have been unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the market price of our common stock. Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations.

We do not intend to pay dividends in the foreseeable future.

We have never declared or paid a cash dividend on our common stock. Accordingly, we do not anticipate paying any dividends in the foreseeable future and investors seeking dividend income should not purchase our common stock.

We are not subject to certain of the corporate governance provisions of the Sarbanes-Oxley Act of 2002.

Since our common stock is not listed for trading on a national securities exchange, we are not subject to certain of the corporate governance requirements established by the national securities exchanges pursuant to the Sarbanes-Oxley Act of 2002. These include rules relating to independent directors, director nomination, audit and compensation committees, retention of audit committee financial expert and the adoption of a code of ethics. Unless we voluntarily elect to comply with those obligations, which we have not to date, the protections that these corporate governance provisions were enacted to provide, will not exist with respect to the Company. While we may make an application to have our securities listed for trading on a national securities exchange, which would require us to comply with those obligations, we can not assure you that we will make such application, that we would be able to satisfy applicable listing standards, or if we did satisfy such standards, that we would be successful in such application.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the cost and risks associated with accessing the public markets and public reporting. In addition to managing the operations of Reliant, our management team will need to continue to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities. Prior to the closing of the Purchase Agreement, Reliant was not subject to these laws and regulations and, therefore, did not incur any such costs. As Reliant is now our sole operating subsidiary, it will have to absorb the additional expenses of compliance with such laws and regulations which may have a material adverse effect on its results of operations. Accordingly, Reliant’s financial performance as a private company may not be indicative of its future financial performance as a subsidiary of a public company.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our independent registered public accountants. The SEC has extended the compliance dates for smaller public companies, including the Company. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for our first fiscal year ended on or after July 15, 2007. Compliance with these rules will require us to incur increased general and administrative expenses and management attention. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS.

We were formed in January 2005 for the purpose of engaging in the acquisition, exploration and development of resource properties. Having been unable to execute our business plan, we exited this business in the third calendar quarter of 2006. Immediately prior to the closing of the Purchase Agreement, we were considered a shell company under applicable rules of the Securities Exchange Commission and our business plan consisted solely of identifying and acquiring a suitable operating company to acquire and complying with our reporting obligations under federal securities laws. Since inception, we have not generated any revenue.

On February 9, 2007, we acquired Reliant, a marketer of federal consolidation and student loan applications. Upon completion of the acquisition, Reliant became a wholly owned subsidiary of the Company which currently serves as our sole operating subsidiary. The following Management’s Discussion and Analysis is intended to help the reader understand the results of operations of Reliant prior to the closing of the Purchase Agreement and the financial condition of the Company after the closing of the Purchase Agreement.

Overview

We provide direct marketing and sales of federal consolidation and student loan applications. We use direct mail marketing to initiate new consolidation loan applications to parents and students who have one or more consolidation-eligible student loans under the Federal Family Education Loan Program, which we will refer to as “FFELP.” Our operations consist of an inbound call center of approximately ten customer service agents and 14 sales agents and designing and managing original direct mail campaigns. These marketing materials are developed internally while physical production and distribution are outsourced to a local third party vendor.

Prospective applicants are directed to call campaign-unique toll free numbers and are routed to our call center. We then screen potential applicants and assist qualified applicants in preparing and submitting loan applications to providers of federal student and consolidation loans. For this service, we receive a marketing fee for each completed loan application. These fees are our primary source of revenue. As of the date of the report, our sole customer is Student Loan Xpress, Inc. (“SLX”), a subsidiary of CIT Group Inc. Our agreement with SLX expires June 30, 2007 and requires that we exclusively market SLX loan products.

Key Performance Indicators

Our key performance indicators are volume of incoming calls and loan applications submitted. We recognize revenue when a completed loan application is ready for disbursement by SLX, the amount of our marketing fee has been determined, and collection is reasonably assured. Generally, an increase in applications will result in an increase in our revenue. In order to continue to generate applications and in turn revenue, we need to solicit inquiry from as many qualified applicants as possible. This is ultimately dependent upon the development and execution of effective and timely direct mail and internet marketing initiatives and effective screening and processing of applicants.

Outlook

Based on government and industry sources including the United States Department of Education and The College Board, the increase in the cost of higher education continues to far outpace inflation and wage growth, the volume of federally guaranteed student loans has increased substantially in recent years, college admissions are at an all time high and continue to grow. In addition, the low interest rate environment during the last several years has encouraged many borrowers to consolidate their variable rate student loans into one loan with a low fixed interest rate. Continued funding by the Federal Government and continued low interest rates, increasing tuition costs, and college admissions are all key external conditions which affect the demand for our services and our ability to successfully execute our business plan.

Our business plan is to become a leading outsourced marketing and customer acquisition services company. Through strategic acquisition and organic development, we intend to build a direct marketing company focused on student loans. We accomplished the first step in executing this strategy by acquiring Reliant’s sales and marketing infrastructure. In the near term, we will seek to increase our share of student loan consolidations through aggressive marketing, optimized call center operations, and streamlined electronic document distribution. Thereafter, we intend to grow our business both organically through new marketing channels as well as through additional synergistic acquisitions in the student loan industry to expand into new marketing channels and increase customer penetration.

In order to successfully execute our plan, we will need to attract and retain an executive management team with substantial industry experience. Our chief executive officer James G. Clark has substantial experience in the student loan financing industry and intends to build an effective management team.

As we believe effective interaction with prospective customers is one of the cornerstones of our success, we believe candidate selection for the call center operation is essential to maintaining our standard of operation. Our continued efforts in recruiting and training such persons is critical to our ability to successfully execute our business plan.

We believe that our near-term success will depend particularly on our ability to integrate Reliant into the Company and to build an effective management team that will provide a strong foundation for future growth. We believe that key risks include our ability to maintain our relationship with SLX, changes in federal legislation pertaining to student loans, our ability to identify, acquire and integrate operating companies into our operations, our ability to attract and retain an effective executive management team, and raise the capital necessary to grow our business. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development. We may not be successful in addressing such risks and difficulties.

Our independent auditors included an explanatory paragraph in their opinion on our financial statements for our fiscal year ended March 31, 2006 as to the substantial doubt about our ability to continue as a going concern. This was based on our limited cash resources, our history of recurring losses since inception, and our inability to execute our business plan. Our long-term viability and growth will ultimately depend upon operating Reliant on a profitable basis and acquiring additional operating companies in the student loan and consolidation industries.

Results of Operations

Introductory Note. During the fiscal years ended March 31, 2006 and 2005 and the interim periods ended September 30, 2006 and 2005, Zone Mining did not generate any revenue. Accordingly, we are not required to present a discussion of the results of operation of Zone Mining. On February 9, 2007, we acquired all of the membership interests in Reliant pursuant to the Purchase Agreement and Reliant became our wholly-owned subsidiary. The following is a discussion and analysis of the results of operations of Reliant for the years ended December 31, 2005 and 2004 and the nine-month periods ended September 30, 2006 and 2005 and relates solely to the results of operation of Reliant prior to completion of the acquisition. The results may, therefore, not necessarily be indicative of the results of operations that would have resulted had Reliant been operated as a wholly-owned subsidiary of the Company. The following should be read in conjunction with the financial statements of Reliant and the related notes and other information included elsewhere in this report.

Comparison of the Nine-Month Periods Ended September 30, 2006 and September 30, 2005

Revenues

Revenues consist of marketing fees that we receive upon the completion of a loan application which is ready to be disbursed by SLX. Revenues were $8,363,967 for the nine-month period ended September 30, 2006 as compared to $2,499,083 for the nine-month period ended September 30, 2005. The $5,864,884 or 235% increase resulted primarily from increased volume of applications and increased fees per completed application. We expect revenues to continue to increase in future periods, particularly as we begin to execute our acquisition strategy.

Operating Expenses

Operating expenses consist primarily of salaries and wages, marketing, and general and administrative expenses.

Salaries, Wages and Related Expenses. Salaries, wages and related expenses consist of salaries, commissions, benefits and related compensation that we paid to our employees. Salaries and wages increased $1,307,979 or 145% to $2,207,659 for the nine-month period ended September 30, 2006 from $899,680 for the for the nine-month period ended September 30, 2005. The increase resulted primarily from an increase in overall salaries and compensation to our employees due to the overall growth of our business, specifically our sales and customer service departments, and payment of bonuses to certain employees in 2006. We expect salaries and wages to increase in future periods as a result of salaries payable to our new executive management team and increased personnel costs to support our expanding sales and marketing efforts.

General, Administrative and Related Expenses. General, administrative and related expenses consist of costs related to travel, telephone, insurance, office rent, professional fees and other general and administrative expenses. General and administrative expenses increased $385,662 or 90% to $815,618 for the nine-month period ended September 30, 2006 as compared to $429,956 for the nine-month period ended September 30, 2005. The increase resulted primarily from increased costs due to the overall growth of our business. We expect general and administrative expenses to increase in future periods as a result of increased costs associated with growth in our operations and increased costs associated with compliance with our reporting obligations as a public company.

Marketing and Related Expenses. Marketing and related expenses consist primarily of costs associated with the development, preparation and distribution of direct mail, and advertising costs. Marketing and related expenses increased $476,046 or 51% to $1,416,905 for the nine-month period ended September 30, 2006 as compared to $940,857 for the nine-month period ended September 30, 2005. The increase resulted primarily from our increased marketing efforts in 2006 including larger and more frequent direct mail campaigns. We expect marketing and related expenses to continue to increase in future periods as we continue to grow our business.

Other Income and Expense

Other income and expense consists of interest income and expense.

Interest Income and Expense. We recognized Interest income of $4,441 for the nine-month period ended September 30, 2006 as compared to incurring interest expense of $2,062 for the nine-month period ended September 30, 2005. The income in 2006 consisted of interest income earned from our cash balance in our money market account. The expense in 2005 consisted of interest incurred on our unsecured line of credit.

Net Income

Net income increased $3,701,698 to $3,928,226 during the nine-month period ended September 30, 2006 as compared to $226,528 during the nine-month period ended September 30, 2005. The substantial increase in net income was due to a more than three fold increase in revenue in 2006 while our total expenses increased by slightly less than 100%.

Comparison of the Year Ended December 31, 2005 to the Year Ended December 31, 2004

Revenues

Revenues consist of marketing fees that we receive upon the completion of a loan application which is ready to be disbursed by SLX. Revenues were $4,225,828 for the year ended December 31, 2005 as compared to $3,008,145 for the year ended December 31, 2004. The $1,217,683 or 40% increase resulted primarily from expansion of products offered and increased fees on completed applications.

Operating Expenses

Operating expenses consist primarily of salaries and wages, marketing, and general and administrative expenses.

Salaries, Wages and Related Expenses. Salaries, wages and related expenses consist of salaries, commissions, benefits and related compensation that we paid to our employees and salaries and wages increased $155,378 or 13% to $1,326,483 for the year ended December 31, 2005 from $1,171,105 for the for the year ended December 31, 2004. The increase resulted primarily from an increase in overall salaries and compensation to our employees due to the overall growth of our business, specifically our sales and customer service departments.

General and Administrative and Related Expenses. General and administrative expenses consist of costs related to travel, telephone, insurance, office rent, professional fees, and other general and administrative expenses. General and administrative expenses increased $118,823 or 21% to $677,222 for the year ended December 31, 2005 as compared to $558,399 for the year ended December 31, 2004. The increase resulted primarily from increased costs due to the overall growth of our business.

Marketing and Related Expenses. Marketing and related expenses consist primarily of costs associated with the development, preparation and distribution of direct mail, and advertising costs. Marketing and related expenses decreased $445,566 or 28% to $1,121,493 for the year ended December 31, 2005 as compared to $1,567,059 for the year ended December 31, 2004. The decrease resulted primarily from utilizing more cost-effective marketing materials.

Other expense

Other expense consists of interest expense.

Interest expense. We incurred interest expense of $4,612 for the year ended December 31, 2005. We did not incur any interest expense during the year ended December 31, 2004. The expense in 2005 consisted of interest incurred on our unsecured line of credit.

Net Income (Loss)

We recognized net income of $1,096,018 during the year ended December 31, 2005 as compared to a net loss of $288,418 during the year ended December 31, 2004. The net income resulted almost entirely from an increase in revenue as our total operating costs were essentially unchanged in 2005 and 2004.

Liquidity and Capital Resources

Since inception, Zone Mining has funded its operations through public and private offerings of its common stock and Reliant has funded operations from its operating activities and proceeds from short term loans and a line of credit.

During December 2006, we raised gross proceeds of $149,450 through the issuance of 2,135,000 shares of our common stock at a split adjusted purchase price of $0.07 per share. Between February 7, 2007 and the date of this report, we have raised $2,499,000 through the issuance of 2,499,000 shares of our common stock at a purchase price of $1.00 per share.

The foregoing constitutes our principal sources of financing during the past twelve months. Reliant currently maintains a $100,000 line of credit with a commercial bank. As of the date of this report, there is no outstanding balance on this line of credit. Other than the forgoing, we do not maintain any term loan or credit facility with any commercial bank or other financial institution. To date, our capital needs have been principally met through the receipt of proceeds from sales of our equity and debt securities. We intend to continue to invest our cash in excess of current operating requirements in interest-bearing, investment-grade securities.

Over the next six months, we expect to incur approximately $2,200,000 of cash expenditures in payment of the remainder of the purchase price due in connection with our purchase of Reliant. We expect to fund this amount through current cash resources, working capital, and proceeds from the sale of our equity securities. We expect to incur additional material capital expenditures during the next twelve months in connection with the acquisition of additional operating companies. We also expect to hire additional employees to serve as executive officers of the Company.

As of the date of this report, we have cash resources of approximately $2,700,000. Reliant has historically operated on a cash flow positive basis and we expect that it will continue to generate enough cash to support its operations and our corporate overhead, including costs associated with retaining additional executive management and complying with our reporting obligations under federal securities laws. We believe that our current cash resources, cash provided by operations, and expected proceeds from financing activities will be sufficient to fund operations for the next 12 months. In the event that we identify a suitable operating company or companies to acquire, we expect that we will need to raise additional capital to complete such a transaction and to satisfy the working capital or operational requirements of any company we acquire. We expect to raise such capital through sales of our debt or equity securities. The sale of additional equity securities will result in additional dilution to our shareholders. In the event we have to issue additional debt, we would incur increased interest expenses and could be subject to covenants that may have the effect of restricting our operations. We have no commitment for any of the additional financing necessary to execute our business plan and we can provide no assurance that such financing will be available in an amount or on terms acceptable to us, if at all. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us, we may not be able to execute our plan to acquire additional operating companies.

Off-Balance Sheet Arrangements

As of September 30, 2006, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, which had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

ITEM 3. DESCRIPTION OF PROPERTY

Our corporate headquarters and principal offices are located at 11526 Sorrento Valley Road, San Diego, CA 92121, where we lease approximately 4,500 square feet of space for a monthly rent payment of approximately $5,200. The leases expire on October 31, 2007. We believe our current offices are adequately covered by insurance and are sufficient to support our operations for the foreseeable future.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of February 13, 2007, information with respect to the securities holdings of all persons that we, pursuant to filings with the Securities and Exchange Commission and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than five percent (5%) of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current officers and directors, both individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act, and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of February 13, 2007 upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 9,967,346 shares of common stock outstanding on February 13, 2007. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
James G. Clark P.O. Box 675940 Rancho Santa Fe, CA 92067	300,000	3.0%
Stephen P. Harrington 111 Presidential Blvd., Suite 165 Bala Cynwyd, PA 19004	200,000 (1)	2.0%
Jason W. Kincaid 13328 Pantera Rd San Diego, CA 92130	2,150,000 (2)	21.4%
Robert deRose P.O. Box 8082 Rancho Santa Fe, CA 92067	1,725,005 (3)	17.2%
Capital Growth Investment Trust 13 Parsho St Andover, MA 01810	526,667	5.2%
Discretionary Investment Trust 333 Third Street Laguna Beach, CA 92651	513,334	5.1%
Douglas L. Feist 1720 Blackbird Circle Carlsbad, CA 92011	500,000 (4)	5.0%
Moonlight Investments Limited 5th Floor- One Cathedral Square Jules Koenig Street Port Louis, Mauritius	575,000	5.7%
All directors and executive officers as a group (2 persons)	500,000	5.0%
___________________________________________
(1) Includes 100,000 shares of common stock owned by SPH Investments, Inc. Profit Sharing Plan over which Mr. Harrington has sole voting and dispositive power.
(2) Includes 2,000,000 shares of common stock owned by The Jason W. Kincaid Trust dated June 20, 2005 over which Mr. Kincaid has sole voting and dispositive power.
(3) Includes 1,450,005 shares of common stock owned by The deRose Family Trust and 175,000 shares of common stock owned by the AMD Trust over which Mr. deRose has sole voting and dispositive power.
(4) Includes 400,000 shares of common stock owned by TheDLFeistTrust over which Mr. Feist shares voting and dispositive power with his spouse.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The following chart sets forth certain information about each director and executive officer of the Company. Each of the executive officers will serve until his or her successor is appointed by our Board of Directors or such executive officer’s earlier resignation or removal. Each of the directors will serve until the next annual meeting of stockholders or such director’s earlier resignation or removal.

Name	Age	Position
James G. Clark	47	Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
Stephen P. Harrington	49	Director

James G. Clark has served as our Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer and a director of the Company since January 25, 2007. Mr. Clark has nearly twenty years of accounting and financial management experience. Since July 2005, Mr. Clark has served as a managing member of Milestone Equities, LLC, a San Diego, California based company that invests in real estate, early stage technology companies, and publicly traded securities. From 1999 to July, 2005, Mr. Clark served as the Senior Executive Vice President and Chief Financial Officer of Education Lending Group, Inc. (currently, SLX), a publicly held student loan provider that was listed on the Nasdaq Stock Market, where he was responsible for all public filings, investor relations, financial reporting, cash management, and securitization transactions. Mr. Clark was instrumental in growing the business from inception to over $4.1 billion in student loans and led the auction process in which the company was sold to CIT Group Inc., a NYSE listed company. Prior to joining Education Lending Group, from 1998 to 1999 Mr. Clark was an independent consultant providing executive management services to various companies which included selecting and managing the implementation of computerized accounting solutions. From 1996 to 1998, Mr. Clark was the Chief Financial Officer of DTS Communications, Inc., a software development company which provided electronic closing services over the Internet to the real estate industry, where he was responsible for budgeting, banking, cash management, investor relations, insurance, and financial reporting, as well as developing and implementing financial controls and procedures. Prior to joining DTS, Mr. Clark was the Chief Financial Officer of Lava Enterprises, Inc. from 1994 to 1996, a partner at Mayer, Ellis, & Clark, a market research and consulting firm, from 1992 to 1994, and a senior manager with KPMG Peat Marwick from 1989 to 1991. Mr. Clark is a certified public accountant in the state of California and earned a master’s degree in accounting from San Diego State University.

Stephen P. Harrington has served as a director of the Company since August 31, 2006. He served as our Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of the Company from August 31, 2006 until January 25, 2007. Since 1992, Mr. Harrington has served as the President of SPH Investments, Inc. and SPH Equities, Inc., each a private investment company. From March, 2004 until August, 2005, Mr. Harrington served as the Chairman, Chief Executive Officer, Treasurer and Secretary of Cygnus Oil and Gas Corp. (f/k/a Touchstone Resources USA, Inc.), a publicly-traded oil and gas exploration company. From October, 2001 until February, 2004, Mr. Harrington served as the Chairman and Chief Executive Officer of Endeavour International Corporation (f/k/a Continental Southern Resources, Inc.), a publicly-traded oil and gas exploration company that merged with NSNV Inc., a Texas corporation, in February 2004. Mr. Harrington has served as an officer and director of several publicly-held corporations, including BPK Resources, Inc., an oil and gas exploration company, and Astralis Ltd. (f/k/a Hercules Development Group). Mr. Harrington earned a Bachelor of Science degree from Yale University in 1980.

ITEM 6. EXECUTIVE COMPENSATION.

We did not pay any compensation to any of our executive officers during the fiscal years ended March 31, 2006 and 2005. Since inception, we have not issued any options or other equity compensation to any of our executive officers.

The Summary Compensation Table below sets forth a summary of the compensation paid or accrued for the two fiscal years ended December 31, 2006 to or for the benefit of Jason W. Kincaid, the managing member of Reliant who served as the principal executive officer of Reliant, and the two most highly compensated executive officers of Reliant whose total annual compensation exceeded $100,000 (collectively, the "Named Executive Officers"). Neither Mr. Kincaid nor any of the other Named Executive Officers has or will serve as an executive officer of the Company. During the two fiscal years ended December 31, 2006, Reliant did not issue any options or other equity compensation to or for the benefit of its managing member or other Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	All other compen-sation ($)	Total ($)
Jason W. Kincaid Managing Member	2006 2005	200,000 200,000	--	17,158 (1) 17,293 (2)	217,158 217,293
Les Powell Chief Operating Officer	2006 2005	106,465 97,149	537,924 117,797	19,585 (3) 12,006 (4)	663,974 226,952
Keith Kincaid Director of Operations	2006 2005	50,102 40,262	209,757 19,413	7,583 (5) 5,529 (6)	267,442 65,204
___________________________________________
(1) Consists of $5,173 of automobile lease payments, $3,985 of various insurance premiums, and $8,000 of contributions by Reliant into its 401(k) plan for the benefit of Mr. Jason Kincaid.
(2) Consists of $5,741 of automobile lease payments, $3,552 of various insurance premiums, and $8,000 of contributions by Reliant into its 401(k) plan for the benefit of Mr. Jason Kincaid.
(3) Consists of $4,585 of various insurance premiums and $15,000 of contributions by Reliant into its 401(k) plan for the benefit of Mr. Powell.
(4) Consists of $4,308 of various insurance premiums and $7,698 of contributions by Reliant into its 401(k) plan for the benefit of Mr. Powell.
(5) Consists of $3,390 of various insurance premiums and $4,193 of contributions by Reliant into its 401(k) plan for the benefit of Mr. Keith Kincaid.
(6) Consists of $3,161 of various insurance premiums and $2,368 of contributions by Reliant into its 401(k) plan for the benefit of Mr. Keith Kincaid.

Employment Agreements

James G. Clark. On January 25, 2007, we entered into an employment agreement with Mr. Clark which provides for an annual base salary of $200,000 and a discretionary bonus based upon achievement of performance objectives determined by the Board of Directors. The agreement has a term of 12 months and may be extended for additional 12 month terms. The agreement provides for Mr. Clark to be employed on an at-will basis, however in the event that Mr. Clark is terminated without cause, we are required to pay to Mr. Clark an amount equal to his base salary due for the remainder of the employment term, the pro rata portion on any bonus due, and provide benefits for the remainder of the term. The agreement contains standard and customary confidentiality and work made for hire provisions as well as a non-solicitation of employee provision that prohibits Mr. Clark from soliciting any employee or independent contractor of the Company to sever their relationship with the Company during the term of his employment and for a period of one year thereafter. The agreement also prohibits Mr. Clark from using any trade secret of the Company to solicit any customer of the Company during the term of employment and thereafter.

Directors' Compensation

We did not pay any compensation to any of our directors during the fiscal years ended March 31, 2006 and 2005 for service as a director. Since inception, we have not issued any options or other equity compensation to any of our directors.

We do not intend to pay any cash compensation to our employee directors, other than to reimburse them for their cost of travel and other out-of-pocket costs incurred to attend Board meetings or other activities on behalf of the Company. We currently have no policy with respect to the granting of fees to non-employee directors in connection with their services to the Company.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Purchase Agreement By and Between the Company and Jason W. Kincaid

On January 31, 2007, we entered into the Purchase Agreement with Jason W. Kincaid to purchase all of the membership interests in Reliant. The Purchase Agreement was closed on February 9, 2007. At the time of the execution and closing of the Purchase Agreement, Mr. Kincaid was the beneficial owner of 1,150,000 shares of our common stock. For a complete description of the Purchase Agreement, please see “Item 2.01 - Completion of Acquisition or Disposition of Assets” beginning on Page 1 of this report which is incorporated herein by this reference.

Employment Agreement with Principal Stockholder

On February 9, 2007, Reliant entered into an employment agreement with Mr. Kincaid to serve as an employee of Reliant for a term of one year at an annual base salary of $200,000 which may be renewed for additional one year periods. The agreement provides for Mr. Kincaid to be employed on an at-will basis, however in the event that Mr. Kincaid is terminated without cause, Reliant is required to pay to Mr. Kincaid an amount equal to his base salary due for the remainder of the employment term and provide benefits for the remainder of the term. The agreement contains standard and customary confidentiality and work made for hire provisions as well as a non-solicitation of employee provision that prohibits Mr. Kincaid from soliciting any employee or independent contractor of Reliant or the Company to sever their relationship with the Company during the term of his employment and for a period of one year thereafter. The agreement also prohibits Mr. Kincaid during the term of employment and thereafter, from using any trade secret of Reliant for the purpose of competing with Reliant or the Company or of soliciting any customer, supplier, or other person doing business with Reliant or the Company to reduce or terminate such relationship.

Sales of Common Stock to Executive Officers and Directors.

On February 9, 2007, SPH Investments, Inc. Profit Sharing Plan, Inc. purchased 100,000 shares of common stock from us in a private placement transaction for an aggregate price of $100,000. The shares were purchased on the same terms and conditions as all other persons participating in the private placement. Stephen P. Harrington is the sole owner of SPH.

On February 7, 2007, James G. Clark purchased 50,000 shares of common stock from us in a private placement transaction for an aggregate price of $50,000. The shares were purchased on the same terms and conditions as all other persons participating in the private placement.

Prior to joining the Company, on December 12, 2006, James G. Clark purchased 200,000 (100,000 shares post 1 for 2 reverse split) shares of common stock from us in a private placement transaction for an aggregate price of $7,000. The shares were purchased on the same terms and conditions as all other persons participating in the private placement.

On December 21, 2006, The Jason W. Kincaid Trust dated June 20, 2005 (the “Trust”) purchased 1,000,000 shares of common stock from us in a private placement transaction for an aggregate price of $70,000. The shares were purchased on the same terms and conditions as all other persons participating in the private placement. Jason W. Kincaid is the trustee and beneficiary of the Trust.

In February 2005, we issued an aggregate of 750,000 shares of common stock for an aggregate price of $15,000 to Albert Berrow, Frank Shaw and Craig Hurst. At the time of the transactions, Messrs. Berrow and Shaw were executive officers and directors of the Company.

Loans From Directors and Executive Officers

During 2006, we borrowed $1,000 from SPH Investments, Inc. pursuant to a non-interest bearing unsecured demand loan.  We repaid the loan in December 2006. Stephen P. Harrington is the president and sole owner of SPH.

During 2005 and 2006, we borrowed an aggregate of $42,998 from Albert Berrow pursuant to non-interest bearing unsecured demand loans. Mr. Berrow served as a director and executive officer of the Company from our inception until August 31, 2006. On August 17, 2006, all amounts due were forgiven.

Transactions between Reliant and its Affiliates prior to the Closing of The Purchase Agreement

During the fiscal year ended December 31, 2006, Reliant paid or accrued $45,500 for marketing related services to two entities that are controlled by Mr. Kincaid.

During the fiscal years ended December 31, 2006 and 2005, Reliant made distributions to Mr. Kincaid in the aggregate amount of $2,720,500 and $500,000, respectively

Marketing and Administrative Services Agreement with SLX

Effective December 1, 2001, Reliant entered into a Marketing and Administrative Services Agreement with SLX which was amended on April 1, 2002, November 1, 2004, April 1, 2005 and February 1, 2006. Under the agreement, SLX pays Reliant a marketing fee upon receipt of completed consolidation or student loan applications which are ready to be disbursed by SLX. The agreement expires June 30, 2007 and requires that Reliant exclusively market consolidation and student loans offered by SLX. The agreement has been the primary source of Reliant’s revenue during its fiscal years ended December 31, 2005 and 2006. Robert deRose and Douglas L. Feist each beneficially owns in excess of five percent of our common stock and serves as an executive officer of SLX.

Acquisition of Control of the Company

On August 31, 2006, Mr. Harrington acquired control of the Company through the purchase of shares of common stock from the former directors and executive officers of the Company. At the time of the transaction, we were considered a shell company under applicable rules of the Securities Exchange Commission. Since August 31, 2006, we have not engaged in any transactions with Mr. Harrington except that: (i) Mr. Harrington provided us with office space leased by him which we used, without paying any rent, as our principal executive offices until the closing of the Purchase Agreement with Reliant; and (ii) we sold shares of common stock to Mr. Harrington in 2007. See “Sales of Common Stock to Officers and Directors” above.

Director Independence

Our Board of Directors currently consists of James G. Clark and Stephen P. Harrington. In accordance with Item 407(a) of Regulation S-B of the Securities Act of 1933 and the Securities Exchange Act of 1934, the Board has adopted the definition of “independent director” and “independence standards” for audit, compensation and nominating committees set forth in the American Stock Exchange, or AMEX, Company Guide. In applying this definition, the Board has determined that neither Mr. Clark nor Mr. Harrington qualifies as an "independent director" pursuant to AMEX Company Guide Section 121. The forgoing standard will be included as an appendix to the next proxy statement or information statement we deliver to our security holders.

As of the date of the report, we do not have a separately designated audit, compensation or nominating committee. In applying the “independence standards” established by AMEX, the Board has determined that neither Mr. Clark nor Mr. Harrington is “independent” for purposes of Section 803 of the AMEX Company Guide, applicable to audit, compensation or nominating committee members. The forgoing standards will be included as appendices to the next proxy statement or information statement we deliver to our security holders.

ITEM 8. DESCRIPTION OF SECURITIES.

Common Stock

We are authorized to issue 33,333,334 shares of common stock, $0.00001 par value per share, of which 9,967,346 are outstanding as of the date of this report.

Holders of common stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. We have not declared any dividends, and we do not expect to declare or pay any dividends in the foreseeable future. Holders of common stock have one vote for each share held of record and do not have cumulative voting rights. Holders of common stock are entitled, upon liquidation of the Company, to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of common stock are not redeemable and have no preemptive or similar rights.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock, par value $0.00001 per share of which none are outstanding. Our Board of Directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series, and to fix, as to any such series, any dividend rate, redemption price, preference on liquidation or dissolution, sinking fund terms, conversion rights, voting rights, and any other preference or special rights and qualifications. Any or all of the rights and preferences selected by our board of directors may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation, our bylaws may discourage takeover attempts of us that may be considered by some stockholders to be in their best interest. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to our stockholders.

Undesignated Preferred Stock

Our certificate of incorporation grants our board of directors the authority to issue up to 100,000,000 shares of preferred stock and to fix the rights, preferences, qualifications and restrictions of the preferred stock. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us if, for example, our board of directors designates and issues a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders or our common stock or with rights and preferences that includes special voting rights to veto a change in control.

Unanimous Written Consent

Unless otherwise provided in a Nevada corporation’s articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without notice and without a meeting if written consents are executed by stockholders holding at least a majority of the voting power. Our bylaws provide that stockholders may only act by written consent if all stockholders entitled to vote on the matter execute written consents. As this provision makes it more difficult to effect corporate action without calling and convening a meeting of stockholders, it could discourage, deter or delay a third party from obtaining control of the Company.

Director Vacancies

Our bylaws provide that any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the vote of our remaining directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits stockholder election of directors to annual and special meetings of the stockholders.

PART II

ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS.

Our common stock is currently eligible for quotation on the OTC Bulletin Board under the symbol “ZMNL.” As of the date of this report, there is no established public market for our common stock and there has been only minimal trading of our shares.

Holders

As of February 9, 2007, the number of stockholders of record of our common stock was 57. We believe that there are additional beneficial owners of our common stock who hold their shares in street name.

Registration Rights, Shares Eligible for Future Sale, and Shares Issuable Upon Exercise of Warrants

On January 24, 2007, we commenced the private offering of  up to 2,500,000 or more of our common stock (the “Offering”). As of the date of this report, we have sold 2,599,000 shares in this Offering. We have agreed to include the shares of common stock sold in this Offering in any registration statement we file under the Securities Act of 1933 (excluding registration statements on SEC Forms S-4, S-8 or any similar or successor forms) in order to permit the public resale of such shares.

As of the date of this report, approximately 3,333,334 of our outstanding shares of common stock are either (i) freely tradable without restriction or further registration under the Securities Act, unless such shares are held by our affiliates, as that term is defined in Rule 144 under the Securities Act, or (ii) are eligible for public sale in accordance with Rule 144 under the Securities Act.

  As of the date of this report, there are outstanding warrants to purchase 50,000 shares of our common stock.

Dividends

We have not paid any cash dividends on our common stock to date, and we have no intention of paying cash dividends in the foreseeable future. Whether we declare and pay dividends will be determined by our board of directors at their discretion, subject to certain limitations imposed under Nevada law. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.

Transfer Agent and Registrar

Our transfer agent and registrar is Island Stock Transfer and its address is 100 2nd. Ave. S., Suite 104 N, St. Petersburg, FL 33701.

ITEM 2. LEGAL PROCEEDINGS.

We are not currently a party to any material legal proceedings. We may from time to time become involved in litigation relating to claims arising in the ordinary course of our business.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

The information required by this Item has been previously reported by the Company in its Current Report on form 8-K/A dated October 27, 2005 and field with the SEC on November 3, 2006.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

1.    On February 9, 2007, we issued 1,000,000 shares of common stock to The Jason W. Kincaid Trust in partial consideration for the purchase of all of the membership interests in Reliant. The Shares were issued to one accredited investor in a private placement transaction pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

2.    Between February 7 and February 9, 2007, pursuant to a series of securities purchase agreements, we sold 2,499,000 shares of common stock at a purchase price of $1.00 per share resulting in aggregate gross proceeds of $2,499,000. The foregoing shares were sold in a private placement transaction solely to a limited number of accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D thereunder, without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. We have agreed to include the shares of common stock sold in this offering in any registration statement we file under the Securities Act (excluding registration statements on SEC Forms S-4, S-8 or any similar or successor forms) in order to permit the public resale of such shares.

3.    On December 22, 2006, pursuant to a series of securities purchase agreements, we sold 1,250,000 shares of common stock at a purchase price of $0.07 per share resulting in aggregate gross proceeds of $87,500. The foregoing shares were sold in a private placement transaction solely to a limited number of accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D thereunder, without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

4.    On December 12, 2006, pursuant to a series of securities purchase agreements, we sold 1,770,000 shares (885,000 shares post 1 for 2 reverse split) of our common stock at a purchase price of $0.035 ($0.07 per share post 1 for 2 reverse split) per share resulting in aggregate gross proceeds of $61,950. The foregoing shares were sold in a private placement transaction solely to a limited number of accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D thereunder, without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

5.    On February 22, 2005, we issued 750,000 of common stock for aggregate gross cash proceeds of $15,000. The foregoing shares were issued to our officers and directors, each of whom is an accredited investor, pursuant to the exemption from registration provided by Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.138 of the General Corporation Law of Nevada (the “NGCL”) provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders or its creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) such act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. As permitted by Nevada law, our articles of incorporation include provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permissible under Nevada law.

Section 78.7502 of the NGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she is not liable to the corporation pursuant to Section 78.138 of the NGCL or he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our articles of incorporation and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted Nevada law. Our bylaws permit us to obtain and maintain insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not indemnification by us would be permitted. As of the date of this report, we have not obtained any such insurance.

PART F/S

The information provided in Item 9.01 (a) and (b) of this report is incorporated herein by reference.

The financial statements of Zone Mining Limited for the two years ended March 31, 2006 included in our Annual Report on Form 10-KSB for the year ended March 31, 2006 and for the interim period April 1, 2006 through September 30, 2006 included in our Quarterly Report on Form 10-QSB for the period ended September 30, 2006 are incorporated herein by reference.

PART III

ITEM 1.  INDEX TO EXHIBITS.

The information provided in Item 9.01 of this report is incorporated herein by reference.

ITEM 2. DESCRIPTION OF EXHIBITS.

The information provided in Item 9.01 this report is incorporated herein by reference.

Section 3 - Securities And Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in paragraphs numbered 1 and 2 under the caption “ITEM 4 - RECENT SALES OF UNREGISTERED SECURITIES” Item 2.01 beginning on page 36 of this report is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.06 Change in Shell Company Status.

The information provided in Items 1.01 and 2.01 of this report is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Acquired Business:

Audited financial statements of Reliant Partners, LLC for the fiscal years ended December 31, 2005 and 2004, and the accompanying notes thereto.

Unaudited financial statements of Reliant Partners, LLC for the nine months ended September 30, 2006 and 2005, and the accompany notes thereto.

(b) Pro Forma Financial Information:

Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2006

Unaudited Pro Forma Condensed Statement of Operations for the years ended March 31, 2006 and December 31, 2005

Unaudited Pro Forma Condensed  Statement of Operations for the nine months ended September 30, 2006

FINANCIAL STATEMENTS AND AUDITOR REPORTS

PRO FORMA FINANCIAL STATEMENTS OF ZONE MINING LIMITED:

Summary	P-1
Pro Forma Condensed Balance Sheet as of September 30, 2006 (unaudited)	P-3
Pro Forma Condensed Statement of Operations for the years ended March 31, 2006 (Zone Mining Limited) and December 31, 2005 (Reliant Partners LLC)(unaudited)	P-4
Pro Forma Condensed Statement of Operations for the nine months ended September 30, 2006 (unaudited)	P-5
Notes to Condensed Balance Sheet, Statements of Operations, and Earnings Per Share Information	P-6

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Reliant Partners LLC

We have audited the accompanying balance sheets of Reliant Partners LLC (the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, changes in members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of the Company as of December 31, 2005 and 2004, and the results of its operations, changes in members’ equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

L J SOLDINGER ASSOCIATES, LLC

Deer Park, Illinois

January 31, 2007

RELIANT PARTNERS LLC
Balance Sheets
ASSETS

	December 31,
	2005	2004
Current assets
Cash	$264,725	$47,970
Accounts receivable	506,000	104,150
Prepaid expenses	17,559	51,178
Deposits	-	6,888

Total current assets	788,284	210,186

Property and equipment	133,294	84,709

Total assets	$921,578	$294,895

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$125,132	$69,467

Total current liabilities	125,132	69,467

Commitments and contingencies

Members’ equity	796,446	225,428

Total liabilities and members’ equity	$921,578	$294,895

The accompanying notes are an integral part
of the financial statements.

RELIANT PARTNERS LLC
Statements of Operations

	For the Years Ended
	December 31,
	2005	2004

Fee revenue	$4,225,828	$3,008,145

Operating expenses
Salaries, wages, and related expense	1,326,483	1,171,105
Marketing and related expense	1,121,493	1,567,059
General and administrative expense	671,481	549,788
General and administrative expense-related party	5,741	8,611

Total operating expenses	3,125,198	3,296,563

Income (loss) from operations	1,100,630	(288,418)

Interest expense	(4,612)	-

Net income (loss)	$1,096,018	$(288,418)

The accompanying notes are an integral part
of the financial statements.

RELIANT PARTNERS LLC
Statement of Changes in Members’ Equity

Balance, January 1, 2004	$721,846

Net income	(288,418)

Distributions to members	(208,000)

Balance, December 31, 2004	225,428

Net income	1,096,018

Distributions to members	(525,000)

Balance, December 31, 2005	$796,446

The accompanying notes are an integral part
of the financial statements.

RELIANT PARTNERS LLC
Statements of Cash Flows

	For the Years Ended
	December 31,
	2005	2004

Cash Flows From Operating Activities
Net income (loss)	$1,096,018		$(288,418)
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	42,871		26,422
(Increase) decrease in
Accounts receivable	(401,850)		388,300
Prepaid expenses and other assets	33,618		104,240
Deposits	6,888		(6,888)
Increase (decrease) in
Accounts payable and accrued expenses	55,665		(1,883)

Net cash provided by operating activities	833,210		221,773

Net cash used in investing activities
Purchase of office equipment	(91,455)		(36,884)

Net cash used in financing activities
Distribution to members	(525,000)		(148,000)

Net increase in cash and cash equivalents	216,755		36,889

Cash and cash equivalents, beginning of year	47,970		11,081

Cash and cash equivalents, end of year	$264,725		$47,970

SUPPLEMENTAL CASH FLOWS DISCLOSURE

Cash paid for:
Income taxes	$-	$	- -
Interest	$4,613	$	- -

Non-cash transaction
Reclassification of member loan receivable to member distribution	$-		$60,000

The accompanying notes are an integral part
of the financial statements.

RELIANT PARTNERS LLC
Notes to Financial Statements

NOTE 1 - NATURE OF BUSINESS

Reliant Partners LLC (“Reliant” or the “Company”) was organized as a limited liability company under the laws of the State of California on November 1, 2001. The Company does business under the name National Student Loan Center, and provides marketing services for customers who provide student loans. The Company maintains its headquarters in San Diego, California.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements are prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Cash and Cash Equivalents

For financial statements presentation purpose, the Company considers all highly liquid instruments purchased with original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results may differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and trade receivables. At December 31, 2005 and 2004, the Company’s bank deposits that exceeded Federal Deposit Insurance Corporation limits by $180,215 and $0, respectively. The Company provides credit in the normal course of business and performs ongoing credit evaluations of its customers.

Fair Value of Financial Instruments

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate the fair market value of each item.

Concentration of Revenue

The Company has only two customers, Education Lending Services, Inc. (which assigned its Marketing and Administrative Services Agreement to Student Loan Xpress, Inc. (“SLX”) effective January 31, 2006) and Pacific Loan Processors, Inc. (“PLP”). The Company earns the majority of its revenue from SLX. In February 2006, pursuant to an amendment to the marketing and administrative services agreement with SLX, the Company is required to exclusively market for SLX commencing February 1, 2006, to solicit and obtain loan applicants whose loan applications are to be processed, approved and funded by SLX.

RELIANT PARTNERS LLC
Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

The Company's accounts receivable consists solely of trade receivables, which are generally collected in the month following the completion of the earnings process. Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The Company includes any accounts receivable balances that are determined to be uncollectible in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes its accounts receivable at December 31, 2005 and 2004 are fully collectible, and no allowance for doubtful accounts is required. Historically, the Company has experienced no material losses due to uncollectible billing.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. The Company’s policy is to depreciate these assets over their estimated useful lives, as indicated in the following table, using the straight line depreciation method.

Years
Office furnishings	7
Computer and telephone equipment	5
Capitalized software costs	3

Capitalized Software Costs

Capitalized software costs consist of costs to purchase and develop software for internal use. The Company capitalizes certain software development costs in accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). Costs that are capitalized include external direct costs of materials and services to develop or obtain the software during the application-development stage. Costs incurred related to the Company's own personnel who are directly associated with software development are capitalized as appropriate. Amortization of capitalized software costs amounted to $21,542 and $13,306 in 2005 and 2004, respectively.

Revenue Recognition

Fee income is recognized by the Company when its customer has funded the student loan, the amount of the fees has been determined, and collection is reasonably assured.

Advertising Costs

The Company follows the policy of charging the costs of advertising to expense as incurred. Responses to advertising cannot be accurately associated to specific marketing campaigns due to multiple mailing from various campaigns to the same household. Advertising costs amounted to $1,121,493 in 2005 and $1,567,059 in 2004.

RELIANT PARTNERS LLC
Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company is a limited liability company. Pursuant to the Internal Revenue Code, its members are directly taxed on the earnings of the Company. Accordingly, no provision has been made by the Company for income taxes.

Employee Benefit Plans

The Company has a retirement plan which qualifies under Section 401(k) of the Internal Revenue Code (the “plan”). Participants in the plan may make contributions to the plan through elective salary deferrals. The Company has elected to make a matching contribution of 100% of the participants’ contribution that does not exceed 4% of compensation. The plan provides for immediate vesting of the Company’s matching contributions. The Company incurred $37,764 and $33,731 in matching contribution expenses in 2005 and 2004, respectively.

Guaranteed Payments to Members

Guaranteed payments to members that are intended as compensation for services rendered are accounted for as expenses of the LLC rather than as allocations of LLC net income. Guaranteed payments that are intended as payments of interest on capital accounts are not accounted for as expenses of the LLC, but rather as part of the allocation of net income.

The Company made guaranteed payments to the members of the Company of approximately $200,000 in each of the years ended December 31, 2005 and 2004. The Company also made 401(k) Plan contributions of $8,000 in each of the two years ended December 31, 2005 and 2004. Both guaranteed payments and 401(k) Plan contributions are included in salaries, wage and related expense for the years ended December 31, 2005 and 2004.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company paid for the leasing of a vehicle by its President and sole member in the amount of $5,741 and $8,611, for 2005 and 2004, respectively.

RELIANT PARTNERS LLC
Notes to Financial Statements

NOTE 4 - PROPERTY AND EQUIPMENT

The components of property and equipment as of  December 31, 2005 and 2004 are as follows:

	2005	2004

Office equipment and furnishings	$24,644	$24,347
Capitalized software costs	70,890	58,361
Computer and telephone equipment	128,155	49,525
	223,689	132,233

Less accumulated depreciation and amortization	90,395	47,524
	$133,294	$84,709

Depreciation and amortization expense amounted to $42,871 and $26,422 in 2005 and 2004, respectively.

NOTE 5 - BANK LINE OF CREDIT

The Company has an unsecured line of credit with a local financial institution for borrowings up to $100,000 to be used for business purposes only. The line of credit bears interest at four points in excess of the Prime Rate, and renews annually on December 7 of each year. There was no balance outstanding at December 31, 2005 and 2004. Interest expense on the loan in 2005 and 2004 amounted to $4,612 and $0, respectively. The line of credit is secured by a personal guarantee of the member of the Company.

NOTE 6 - OPERATING AGREEMENT

The members of the Company entered into an operating agreement dated November 8, 2001 (“Operating Agreement”), which was subsequently amended that governs the activities of the Company and the conduct of its business, as well as specifying the rights and obligations of each member. The Operating Agreement originally provided for the admittance of three members, each acting as a manager of the Company and owning an equal one-third interest in the Company, with an equal capital contribution of $20,000. Under the Operating Agreement, profit and loss is to be allocated to the members in accordance with their respective Percentage Interests, as defined in the Operating Agreement. All available cash is to be distributed to the members in accordance with their Percentage Interests. The Operating Agreement also prescribes the terms under which members may transfer membership interests, and provides the Company and the non-transferring members with the right to acquire the interest being transferred at fair market value. The members and transferring members, for a period of two years following the date of such transfer, are prohibited from: engaging in any business similar or competitive to Reliant’s business; entering into any agreement relating to the services of a Reliant employee; soliciting Reliant’s customers who were customers at the time of transfer; or disclosing confidential information of the Company.

RELIANT PARTNERS LLC
Notes to Financial Statements

NOTE 6 - OPERATING AGREEMENT (Continued)

On May 15, 2002, the Operating Agreement was amended whereby a member of the Company resigned his position as a manager of the Company and relinquished his governance capacity to the remaining two members, with the exception of the retention of voting rights upon the occurrence of certain extraordinary events. In addition, this member agreed to transfer a four percent interest in the Company to each of the other two members effective May 1, 2002 for a nominal value.

On April 22, 2003 the Operating Agreement was amended again, whereby one member sold his entire membership interest to one of the remaining two members.

On November 8, 2005, the majority member of the Company personally acquired the entire 25% ownership interest held by the other member. In addition, the Company distributed $25,000 to the departing member. This resulted in the Company becoming a single-member limited liability company, which is a disregarded entity for federal income tax purpose.

NOTE 7 - OPERATING LEASE

As of December 31, 2005 and 2004, the Company held one operating lease to cover approximately 3,000 square feet of office space in San Diego, California. Rent expense totaled $41,608 and $39,893 in 2005 and 2004, respectively.

The Company’s future minimum lease payments required under operating leases that have initial or remaining noncancellable lease terms of one year or greater, as of December 31, 2005, are as follows:

Year Ending
December 31:
2006	$ 36,508
2007	2,518
2008	1,259

Total	$ 40,285

On November 1, 2006, the Company extended its lease for another year for $3,535 per month. On August 1, 2006, Reliant also entered into a fifteen-month lease for an additional 1,340 square feet of space in the same building at a monthly rental of $1,650.

RELIANT PARTNERS LLC
Notes to Financial Statements

NOTE 8 - SUBSEQUENT EVENTS - NOT DISCLOSED ELSEWHERE (Continued)

On December 13, 2006, Zone Mining Limited, a Nevada corporation (“Zone”), submitted a Letter of Intent (“LOI”) to Reliant to acquire all the membership interests of Reliant in exchange for consideration consisting of shares of Zone’s common stock, cash and certain cash payments based on the value of certain accounts receivable and pending loan applications.

On January 31, 2007, Zone and the Company’s member entered into a definitive agreement which was the subject of the LOI by which the Company’s member would sell the equity of the Company to Zone for certain consideration as follows:

1.	1,000,000 shares of Zone’s common stock issued to the Company member’s trust on the closing of the acquisition (the “Closing Date”);

2.	$100,000 cash to the Company’s member, payable on the Closing Date;

3.
a cash payment to the Company’s member in an amount equal to completed student loan applications generated by the Company and considered to be in process with Student Loan Xpress, Inc. and for which the Company has not yet received payment or was not accounted for as an account receivable, payable within five calendar days of the Closing Date;

4.
a cash payment to the Company’s member in an amount equal to the product of (a) completed student loan applications generated by the Company and considered to be in process with Pacific Loan Processors, Inc. and for which the Company has not yet received payment or was not accounted for as an account receivable and (b) 60%, payable within five calendar days of the Closing Date;

5.
a cash payment to the Company’s member, if any, that is equal to the value of the Company’s accounts receivable on the closing date of the acquisition (“Closing Date A/R”) to be determined in certain contemplated definitive agreements, payable within five calendar days after the final determination of Closing Date A/R; and

6.	a cash payment to the Company’s member in an amount equal to $400,000, payable on or prior to the six month anniversary of the Closing Date.

Within thirty days following the Closing Date, Zone is required to grant options to acquire 250,000 shares of Zone common stock with an exercise price of $1.00 per share to certain key employees of Reliant pursuant to the terms of a stock option agreement to be adopted by Zone.

The definitive purchase agreement prohibits the Company’s member from engaging in any activities that would be competing with the Company’s business as presently conducted, or proposed to be conducted, for a three-year period following the Closing Date.

RELIANT PARTNERS LLC
Notes to Financial Statements

NOTE 8 - SUBSEQUENT EVENTS - NOT DISCLOSED ELSEWHERE (Continued)

The purchase agreement is subject to customary closing conditions including no Material Adverse Effect, accuracy of representations and warranties, performance of covenants and the Company Member’s leaving at least $781,370 of cash in the Company. In the event the transaction is not consummated, Reliant is responsible for reimbursing up to 50% of the fees and expenses insured by Zone in the acquisition, not to exceed $50,000.

On the Closing Date, the Company will also enter into a one-year employment agreement with the Company member, whereby the Company member will receive an annual salary of $200,000. The agreement will be subject to additional one-year terms upon the mutual consent of Zone and the member. The Company member will act on behalf of the Company upon the request of the chief executive officer of Zone.

The sole member of the Company took a distribution of $1,555,000 during December 2006.

RELIANT PARTNERS LLC
Interim Financial Statements

RELIANT PARTNERS LLC
Condensed Balance Sheet
ASSETS

September 30,
2006
(Unaudited)
Current assets
Cash	$3,162,597
Accounts receivable	805,200
Prepaid expenses	132,571

Total current assets	4,100,368

Property and equipment	171,923

$4,272,291

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$707,318
Accounts payable and accrued expenses - related party	10,800

Total current liabilities	718,118

Commitments and contingencies

Members’ equity	3,554,173

$4,272,291

See notes to these condensed financial statements.

RELIANT PARTNERS LLC
Condensed Statements of Income
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005

Fee revenue	$8,363,967	$2,499,083

Operating expenses
Salaries, wages, and related expense	2,207,659	899,680
Marketing and related expense	1,371,405	940,857
Marketing and related expense - related party	45,500	-
General and administrative expense	815,618	429,956
Total operating expenses	4,440,182	2,270,493

Income from operations	3,923,785	228,590

Interest income (expense)	4,441	(2,062)

Net income	$3,928,226	$226,528

See notes to these condensed financial statements.

RELIANT PARTNERS LLC
Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005

Net cash provided by (used in) operating activities	$4,154,720	$(57,698)

Net cash used in investing activities
Purchases of office equipment and capitalized software	(86,348)	(31,036)

Net cash provided by financing activities
Proceeds from short-term borrowings	-	200,000
Borrowing under bank line of credit	-	100,000
Distribution to members	(1,170,500)	-
Net cash provided by financing activities	(1,170,500)	300,000

Net increase in cash and cash equivalents	2,897,872	211,266

Cash and cash equivalents, beginning of period	264,725	47,970

Cash and cash equivalents, end of period	$3,162,597	$259,236

See notes these condensed financial statements.

RELIANT PARTNERS LLC
Notes to Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The unaudited condensed financial statements included herein have been prepared by Reliant Energy LLC (the "Reliant”, or the “Company”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), have been condensed or omitted pursuant to such rules and regulations.

These financial statements should be read in conjunction with the Company’s audited financial statements as of December 31, 2005 and 2004. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2006.

NOTE 2 - DESCRIPTION OF BUSINESS

Reliant Partners LLC was organized as a limited liability company under the laws of the State of California on November 1, 2001. The Company does business under the name National Student Loan Center, and provides marketing services for customers who provide student loans. The Company maintains its headquarters in San Diego, California.

NOTE 3 - RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2006, the Company incurred $45,500 in marketing related expenses with two entities that are controlled by the majority member of the Company. As of September 30, 2006, the Company owed $10,800 to one of the entities.

NOTE 4 - CONCENTRATION OF REVENUE

Prior to February 1, 2006, the Company earned its revenue from two customers. Student Loan Xpress, Inc. (“SXL”) was the Company’s major customer. Commencing February 1, 2006, SXL became the sole customer of Reliant.

NOTE 5 - DISTRIBUTIONS TO MEMBERS

During the nine months ended September 30, 2006 and 2005, the Company made distributions to its members in the total amount of $1,170,500 and $0, respectively.

RELIANT PARTNERS LLC
Notes to Financial Statements

NOTE 6 - SUBSEQUENT EVENTS

On November 1, 2006, Reliant extended one of its office leases for another year at a monthly rental of $3,535.

In December 2006, the Company made distributions to its sole member in the total amount of $1,550,000.

On December 13, 2006, Zone Mining Limited, a Nevada corporation (“Zone”), submitted a Letter of Intent (“LOI”) to Reliant to acquire all the membership interests of Reliant in exchange for consideration consisting of shares of Zone’s common stock, cash and certain cash payments based on the value of certain accounts receivable and pending loan applications.

On January 31, 2007, Zone and the Company’s member entered into a definitive agreement which was the subject of the LOI by which the Company’s member would sell the equity of the Company to Zone for certain consideration as follows:

7.	1,000,000 shares of Zone’s common stock issued to the Company member’s trust on the closing of the acquisition (the “Closing Date”);

8.	$100,000 cash to the Company’s member, payable on the Closing Date;

9.
a cash payment to the Company’s member in an amount equal to completed student loan applications generated by the Company and considered to be in process with Student Loan Xpress, Inc. and for which the Company has not yet received payment or was not accounted for as an account receivable, payable within five calendar days of the Closing Date;

10.
a cash payment to the Company’s member in an amount equal to the product of (a) completed student loan applications generated by the Company and considered to be in process with Pacific Loan Processors, Inc. and for which the Company has not yet received payment or was not accounted for as an account receivable and (b) 60%, payable within five calendar days of the Closing Date;

11.
a cash payment to the Company’s member, if any, that is equal to the value of the Company’s accounts receivable on the closing date of the acquisition (“Closing Date A/R”) to be determined in certain contemplated definitive agreements, payable within five calendar days after the final determination of Closing Date A/R; AND

12.	a cash payment to the Company’s member in an amount equal to $400,000, payable on or prior to the six month anniversary of the Closing Date.

Within thirty days following the Closing Date, Zone is required to grant options to acquire 250,000 shares of Zone common stock with an exercise price of $1.00 per share to certain key employees of Reliant pursuant to the terms of a stock option agreement to be adopted by Zone.

RELIANT PARTNERS LLC
Notes to Financial Statements

NOTE 6 - SUBSEQUENT EVENTS (Continued)

The definitive purchase agreement prohibits the Company’s member from engaging in any activities that would be competing with the Company’s business as presently conducted, or proposed to be conducted, for a three-year period following the Closing Date.

The purchase agreement is subject to customary closing conditions including no Material Adverse Effect, accuracy of representations and warranties, performance of covenants and the Company Member’s leaving at least $781,370 of cash in the Company. In the event the transaction is not consummated, Reliant is responsible for reimbursing up to 50% of the fees and expenses insured by Zone in the acquisition, not to exceed $50,000.

On the Closing Date, the Company will also enter into a one-year employment agreement with the Company member, whereby the Company member will receive an annual salary of $200,000. The agreement will be subject to additional one-year terms upon the mutual consent of Zone and the member. The Company member will act on behalf of the Company upon the request of the chief executive officer of Zone.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS OF
ZONE MINING LIMITED

The following unaudited pro forma condensed financial statements reflect adjustments to give effect to the acquisition by Zone Mining Limited (“Zone”) of all the membership interests of Reliant Partners LLC (“Reliant”) (the “Acquisition”).

The Acquisition

On January 31, 2007, Zone and the sole member of Reliant (the “Member”) who is a related party of Zone, entered into a purchase agreement pursuant to which the Member sold 100% of the membership interest in Reliant for considerations consisting of:

1.	1,000,000 shares of Zone’s common stock issued at the closing of the acquisition (the “Closing Date”);

2.	$100,000 cash to the Member, paid at the Closing Date;

3.
a cash payment to the Member in an amount equal to the fees resulting from completed student loan applications generated by Reliant and considered to be in process with Student Loan Xpress, Inc. and for which Reliant has not yet received payment or was not accounted for as an account receivable (“SLX Loan Application A/R”), payable within five calendar days of the Closing Date;

4.
a cash payment to the Member in an amount equal to the fees resulting from the product of (a) completed student loan applications generated by Reliant and considered to be in process with Pacific Loan Processors, Inc. and for which Reliant has not yet received payment or was not accounted for as an account receivable (“PLP Loan Application A/R”) and (b) 60%, payable within five calendar days of the Closing Date;

5.
a cash payment to the Member, if any, that is equal to the value of Reliant’s accounts receivable on the Closing Date (“Closing Date A/R”) to be determined in accordance with certain definitive agreements, payable within five calendar days after the final determination of Closing Date A/R;

6.	a cash payment to the Company’s member in an amount equal to $400,000, payable on or prior to the six month anniversary of the Closing Date; AND

7.
Within thirty days following the Closing Date, Zone is required to grant 250,000 options under the stock option plan to certain key employees of Reliant to acquire its common stock for a purchase price of $1.00 per share.

In addition, pursuant to the purchase agreement, Reliant is required to have at least $781,370 of cash in its bank accounts on the Closing Date.

The unaudited pro forma condensed balance sheet reflects the Acquisition as if it took place on September 30, 2006.

The unaudited pro forma condensed statement of operations for the annual periods indicated reflects the Acquisition as if the closing of the Acquisition took place on April 1, 2005 and January 1, 2005, respectively, for Zone and Reliant. The two different periods were used as the two entities have different fiscal year ends. The unaudited pro forma condensed statement of operations for the nine month period ending September 30, 2006 reflects the Acquisition as if the closing of the Acquisition took place on January 1, 2006 for both Zone and Reliant and contains nine month periods ended September 30, 2006 for both entities to facilitate evaluation of the transaction.

The following unaudited pro forma financial statements are presented in accordance of paragraph (d) of Item 310 of Regulation SB and are presented for illustrative purposes only and are not necessarily indicative of the financial position and results of operations that would have been achieved if the proposed transaction had been consummated on the above dates. This unaudited pro forma information should be read in conjunction with the Zone’s historical financial statements reflected in its 2005 Annual Report on Form 10-KSB for the fiscal year ending March 31, 2006 and its Quarterly Report on Form 10-QSB for the fiscal periods ended September 30, 2006, and Reliant’s historical financial statements reflected elsewhere in this Form 8-K Event Reporting. A copy of the Forms 10-KSB and 10-QSB, as well as other documents filed by Zone with the Securities and Exchange Commission, are available to the public at www.sec.gov.

ZONE MINING LIMITED
Unaudited Pro Forma Condensed Balance Sheet
As of September 30, 2006

	Historical
	Zone Mining	Reliant Partners,	Pro Forma		Pro Forma
	Limited	LLC	Adjustments		Balance
ASSETS
Current assets
Cash and cash equivalents	$3,043	$3,162,597	$(2,381,227)	(1)	$684,413
			(100,000)	(3)
Accounts receivable	-	805,200			805,200
Prepaid expenses	-	132,571	-		132,571
Notes and interest receivable	790,332	-	-		790,332

Total current assets	793,375	4,100,368	(2,481,227)		2,412,516

Property and equipment	-	171,923	-		171,923
Investment in subsidiary	-	-	1,000,000	(2)	-
			100,000	(3)
			400,000	(4)
			805,200	(5)
			998,400	(6)
			650,880	(7)
			226,725	(8)
			(4,181,205)	(9)
Goodwill	-	-	3,008,259	(9)	3,008,259

	$793,375	$4,272,291	$527,032		$5,592,698

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$65,815	$707,318	$-		$773,133
Accounts payable and accrued expenses - related party	-	10,800	-		10,800
Acquisition obligation	-	-	400,000	(4)	2,854,480
			805,200	(5)
			998,400	(6)
			650,880	(7)
Convertible debenture	800,000	-	-		800,000
Note payable - related party	1,000	-	-		1,000

Total current liabilities	866,815	718,118	2,854,480		4,439,413

Stockholders’ Equity (Deficit)
Common stock	87	-	10	(2)	97
Additional paid in capital	107,911	-	999,990	(2)	1,334,626
			226,725	(8)
Deficit accumulated during the exploration stage	(181,438)	-	-		(181,438)
Members’ equity	-	3,554,173	(2,381,227)	(1)	-
			(1,172,946)	(9)
Total Stockholders’ Equity (Deficit)	(73,440)	3,554,173	(2,327,448)		1,153,285

	$793,375	$4,272,291	$527,032		$5,592,698

See notes to pro forma statements.

ZONE MINING LIMITED
Unaudited Pro Forma Condensed Statement of Operations
For the Years Indicated

	Historical
	Zone Mining		Reliant Partners,
	Limited		LLC
	Year Ended		Year Ended
	March 31,		December 31,	Pro Forma		Pro Forma
	2006		2005	Adjustments		Balance

Fee revenue	$-		$4,225,828	$-		$4,225,828

Operating expenses
Mineral property costs	1,875		-	-		1,875
Salaries, wages, and related expense	-		1,326,483	-		1,326,483
Marketing and related expense	-		1,121,493			1,121,493
General and administrative expense	46,691		671,481	-		718,172
General and administrative expense - related party	-		5,741	-		5,741

Total operating expenses	48,566		3,125,198	-		3,173,764

Income (loss) from operations	(48,566)		1,100,630	-		1,052,064

Interest expense	-		(4,612)	-		(4,612)

Net income (loss) before income tax expense	(48,566)		1,096,018	-		1,047,452

Income tax expense	-		-	441,867	(10)	441,867

Net income (loss)	$(48,566)		$1,096,018	$(441,867)		$605,585

Net income (loss) per common share
Basic	$(0.03)					$0.21
Diluted	$(0.03)					$0.19

Weighted average number of common shares
outstanding
Basic	1,858,447	(11)				2,858,447	(11)
Diluted	1,858,447	(11)				3,108,447	(11)

See notes to pro forma statements.

ZONE MINING LIMITED
Unaudited Pro Forma Condensed Statement of Operations
For the Nine Months Ended September 30, 2006

	Zone Mining		Reliant Partners,	Pro Forma		Pro Forma
	Limited		LLC	Adjustments		Balance

Fee revenue	$-		$8,363,967	$-		$8,363,967

Operating expenses
Mineral property costs	25,676		-	-		25,676
Salaries, wages, and related expense	-		2,207,659	-		2,207,659
Marketing and related expense	-		1,371,405	-		1,371,405
General and administrative expense	-		45,500	-		45,500
General and administrative expense - related party	103,779		815,618	-		919,397

Total operating expenses	129,455		4,440,182	-		4,569,637

Income (loss) from operations	(129,455)		3,923,785	-		3,794,330

Other income (expense)
Interest income	2,355		4,441	-		6,796
Interest expense	(2,367)		-	-		(2,367)

	(12)		4,441	-		4,429

Net income (loss) before income tax expense	(129,467)		3,928,226	-		3,798,759

Income tax expense	-		-	1,595,479	(10)	1,595,479

Net income (loss)	$(129,467)		$3,928,226	$(1,595,479)		$2,203,280

Net income (loss) per common share
Basic	$(0.03)					$0.41
Diluted	$(0.03)					$0.39

Weighted average number of common shares
outstanding
Basic	4,333,333	(11)				5,333,333	(11)
Diluted	4,333,333	(11)				5,583,333	(11)

See notes to pro forma statements.

ZONE MINING LIMITED

NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS

(1)	To record the distribution of cash in the amount of $2,381,227 by Reliant to the Member in excess of the minimum requirement prior to the Closing Date.

(2)
To record the issuance of 1,000,000 shares of Zone’s common stock to the Member on the Closing Date valued at $1.00 per share, using the stock subscription price of $1.00 per share in the private placement offering of Zone in February 2007.

(3)	To record the cash payment of $100,000 to the Member on the Closing Date.

(4)	To record Zone’s obligation to pay $400,000 of cash to the Member on the six-month anniversary of the Closing Date.

(5)	To record the cash payment to the Member in the amount equal to the Closing Date A/R.

(6)	To record Zone’s estimated obligation to pay cash of $998,400 to the Member that equals the estimated amount of SLX Loan Application A/R.

(7)	To record Zone’s estimated obligation to pay cash of $650,880 to the Member that equals 60% of the estimated amount of PLP Loan Application A/R.

(8)
To record the issuance of 250,000 options to certain key employees of Reliant to purchase shares of Zone’s common stock, which were valued at $226,725 using the Block-Scholes model. This is currently reflected as part of the purchase price. However, as further information is obtained it may actually be expensed if applicable depending on the ultimate vesting terms of the options.

(9)
To record the elimination of intercompany balance and allocation of the excess purchase price for the Acquisition to goodwill. Management is in the process of engaging an independent valuation firm to assist in allocating the purchase price to the net assets acquired including any intangible assets. For purpose of this pro forma estimates have been utilized to allocate the purchase price.

(10)	To record income tax expense as a result of the Acquisition using the combined federal and state income tax rate of 42%.

(11)	The computation of basic and diluted weighted average number of common shares outstanding reflects effects of the following forward and reverse stock splits of Zone:

A. Forward stock split of 4 to 1 on October 3, 2006;

B. Reverse stock split of 2 to 3 on October 24, 2006; and

C. Reverse stock split of 1 to 2 on December 14, 2006.

(d) Exhibits. The following exhibit is filed with this report:

Exhibit No.	Exhibit
2.1
Purchase Agreement dated January 31, 2007 by and between Zone Mining Limited and Jason W. Kincaid (incorporated by reference Exhibit 10.1 to the Company’s current report of Form 8-K dated January 31, 2007)

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 filed on June 2, 2005)
3.2	Certificate of Change to Company’s Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated October 26, 2006)
3.3	Certificate of Change to Company’s Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated December 12, 2006)
3.4	Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 filed on June 2, 2005)
10.1	Employment Agreement dated February 9, 2007 by and between Reliant Partners, LLC and Jason W. Kincaid
10.2	Employment Agreement dated January 25, 2007 by and between the Company and James G. Clark (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K dated January 25, 2007)

10.3*
Agreement and Plan of Merger, dated September 21, 2006 by and among Zone Mining Limited, ZM Acquisition Corp., Driveitaway, Inc. and Stonewell Partners LLP (incorporated by reference to Exhibit 2.1 to the Company’s current report on Form 8-K dated September 21, 2006)

10.4*
12% Senior Secured Convertible Debenture dated as of September 21, 2006 made by Zone Mining Limited in favor of Trident Growth Fund, L.P. in the principal amount of up to $1,000,000 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K dated September 21, 2006)

10.5*	Warrant issued by Zone Mining Limited to Trident Growth Fund, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K dated September 21, 2006)
10.6*
Securities Purchase Agreement dated as of September 21, 2006 by and among Zone Mining Limited, ZM Acquisition Corp. and Trident Growth Fund, L.P. (incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K dated September 21, 2006)

10.7*
Security Agreement dated as of September 21, 2006 made by Driveitaway, Inc. in favor of Trident Growth Fund, L.P. (incorporated by reference to Exhibit 10.4 to the Company’s current report on Form 8-K dated September 21, 2006)

10.8
Promissory Note made by Driveitaway, Inc. in favor of Zone Mining Limited in the principal amount of up to $1,000,000 (incorporated by reference to Exhibit 10.5 to the Company’s current report on Form 8-K dated September 21, 2006)

10.9*
Subordination Agreement dated as of September 21, 2006 by and between Driveitaway, Inc., Zone Mining Limited and Trident Growth Fund, L.P. (incorporated by reference to Exhibit 10.6 to the Company’s current report on Form 8-K dated September 21, 2006)

10.10
Letter Agreement dated October 20, 2006 by and among Zone Mining Limited, ZM Acquisition Corp., Driveitaway, Inc. and Stonewell Partners LLP (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K dated October 20, 2006)

10.11
Termination and Assignment and Assumption Agreement, dated October 20, 2006, by and among Zone Mining Limited, ZM Acquisition Corp., Driveitaway, Inc., and Trident Growth Fund, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K dated October 20, 2006)

10.12†
Amended and Restated Promissory Note made by Driveitaway, Inc. in favor of Zone Mining Limited in the principal amount of $800,000 (incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K dated October 20, 2006)

10.13
General Release dated October 20, 2006 by and among Zone Mining Limited, ZM Acquisition Corp., Driveitaway, Inc., and Stonewell Partners LLP (incorporated by reference to Exhibit 10.4 to the Company’s current report on Form 8-K dated October 20, 2006)

10.14
Mutual General Release dated October 20, 2006 by and among Zone Mining Limited, ZM Acquisition Corp., and Trident Growth Fund, L.P. (incorporated by reference to Exhibit 10.5 to the Company’s current report on Form 8-K dated October 20, 2006)

10.15
Warrant issued by Zone Mining Limited to Trident Growth Fund, L.P., dated October 20, 2006 (incorporated by reference to Exhibit 10.5 to the Company’s current report on Form 8-K dated October 20, 2006)

10.16
Amended and Restated Warrant issued by Zone Mining Limited to Trident Growth Fund, L.P., dated November 8, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s quarterly report on Form 10-QSB for the quarter ended September 30, 2006)

10.17[t]	Marketing and Administrative Services Agreement dated December 1, 2001 by and between Grad Partners, Inc. and Reliant Partners LLC.
10.18[t]	First Amendment to the Marketing and Administrative Services Agreement dated April 1, 2002 by and between Grad Partners, Inc. and Reliant Partners LLC.
10.19[t]
Second Amendment to the Marketing and Administrative Services Agreement dated November 1, 2004 by and between Education Lending Services, Inc. (formerly known as Grad Partners, Inc.) and Reliant Partners LLC.

10.20[t]
Third Amendment to the Marketing and Administrative Services Agreement dated April 1, 2005 by and between Education Lending Services, Inc. (formerly known as Grad Partners, Inc.) and Reliant Partners LLC.

10.21[t]
Fourth Amendment to the Marketing and Administrative Services Agreement dated February 1, 2006 by and between Student Loan Xpress (Assignee of Education Lending Services, Inc.) and Reliant Partners LLC.

10.22	Form of Securities Purchase Agreement by and between Zone Mining Limited and Purchasers of shares in $2.5 million private offering.
21.1	Subsidiaries of the Company
_______________________________
* Terminated pursuant to the Termination and Assignment and Assumption Agreement which is filed herewith as Exhibit 10.11.
† Assigned to Trident Growth Fund, L.P. pursuant to the Termination and Assignment and Assumption Agreement which is filed herewith as Exhibit 10.11.
t Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zone Mining Limited

Date: February 14, 2007	By:	/s/ James G. Clark
James G. Clark Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Employment Agreement dated February 9, 2007 by and between Reliant Partners, LLC and Jason W. Kincaid
10.17[t]	Marketing and Administrative Services Agreement dated December 1, 2001 by and between Grad Partners, Inc. and Reliant Partners LLC.
10.18[t]	First Amendment to the Marketing and Administrative Services Agreement dated April 1, 2002 by and between Grad Partners, Inc. and Reliant Partners LLC.
10.19[t]
Second Amendment to the Marketing and Administrative Services Agreement dated November 1, 2004 by and between Education Lending Services, Inc. (formerly known as Grad Partners, Inc.) and Reliant Partners LLC.

10.20[t]
Third Amendment to the Marketing and Administrative Services Agreement dated April 1, 2005 by and between Education Lending Services, Inc. (formerly known as Grad Partners, Inc.) and Reliant Partners LLC.

10.21[t]
Fourth Amendment to the Marketing and Administrative Services Agreement dated February 1, 2006 by and between Student Loan Xpress (Assignee of Education Lending Services, Inc.) and Reliant Partners LLC.

10.22	Form of Securities Purchase Agreement by and between Zone Mining Limited and Purchasers of shares in $2.5 million private offering.
21.1	Subsidiaries of the Company
_______________________________
t Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.